UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Christopher & Banks Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To Our Stockholders:

Christopher & Banks Corporation is holding its Annual Meeting of Stockholders (“Annual Meeting”) on Tuesday, June 16, 2020 at 9:00 a.m. Central Time. The Annual Meeting will be a virtual meeting conducted exclusively online via webcast. You will be able to attend the Annual Meeting by visiting: www.virtualshareholdermeeting.com/CBKC2020. To vote and participate in the Annual Meeting, you will need the 16-digit control number included in your proxy materials or Notice of Internet Availability of Proxy Materials.

The following pages include the formal notice of the Annual Meeting and the proxy statement. The proxy statement describes and provides information on the matters to be acted on at the Annual Meeting. It is important that your shares be represented at the meeting, regardless of whether you plan to attend. After reviewing the proxy statement, please vote your shares as soon as possible through the voting options available to you as described in the proxy statement.

In response to the changing dynamics related to COVID-19, including prolonged store closures, we are taking proactive steps to conserve capital during this uncertain time. Over the past two years, we have developed and implemented numerous strategic initiatives to turn around the business, which led to improved financial performance in the second half of fiscal 2019. The health and safety of our employees and customers remain a top priority and we are extremely grateful for the hard work and contributions of our entire team.  In the proxy statement’s Compensation Discussion and Analysis, we discuss the temporary salary reductions that employees, including our executive team, have taken in order to support of the business in these difficult times.

On behalf of management and our Board of Directors, we thank you for your continued support of Christopher & Banks Corporation and encourage you to join us at the Annual Meeting.

Sincerely,

Keri L. Jones
President and Chief Executive Officer

Christopher & Banks Corporation
2400 Xenium Lane North
Plymouth, Minnesota 55441
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME:	9:00 a.m. Central Time on Tuesday, June 16, 2020

PLACE:
You will be able to attend the Annual Meeting by visiting: www.virtualshareholdermeeting.com/CBKC2020. To vote and participate in the Annual Meeting, you will need the 16-digit control number included in your proxy materials or Notice of Internet Availability of Proxy Materials.

ITEMS OF BUSINESS:	1.	To elect six directors as nominated by our Board of Directors to each serve a one-year term.
	2.	To approve, on an advisory basis, the compensation of our named executive officers (the "Say-on-Pay Proposal").
	3.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2021 ("Fiscal 2020").
4.
To authorize the Company's Board of Directors, in its discretion, to amend the Company's Restated Certificate of Incorporation to effect a reverse stock split of the Company's common stock at a ratio of 1-for-5 to 1-for-10, such ratio to be determined by the Board of Directors.

	5.	To consider such other business that properly comes before the Annual Meeting or any adjournment of the Annual Meeting.

ANNUAL REPORT AND PROXY STATEMENT:	A copy of our proxy statement and annual report is available at https://materials.proxyvote.com/171046.

DATE OF MAILING OR AVAILABILITY:	This Notice of Annual Meeting of Stockholders and the proxy statement are first being mailed or made available, as the case may be, to stockholders on or about May 5, 2020.

RECORD DATE:
You may vote at the Annual Meeting if you were a stockholder of record of Christopher & Banks Corporation, or if you hold shares through a broker or other nominee, as of the close of business on April 20, 2020.

PROXY VOTING:	Your vote is important to us. You may vote via proxy:

	1.	By visiting www.proxyvote.com on the Internet;
	2.	By calling (within the U.S. or Canada) toll-free at 1-800-690-6903; or
	3.	By signing and returning the enclosed proxy card if you received printed copies of the proxy materials.
	4.	For shares held through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or nominee.

You will need the 16-digit control number included in your proxy materials or Notice of Internet Availability of Proxy Materials. Regardless of whether you expect to attend the meeting, please vote your shares in one of the ways outlined above.

Important Notice Regarding Availability of Proxy Materials on the Internet
We are furnishing proxy materials to certain stockholders over the Internet. On or about May 5, 2020, we began mailing to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Availability”) containing instructions on how to access our 2020 proxy statement and Fiscal 2019 annual report and to vote online or via telephone. If you received the Notice of Availability and would like to receive a copy of the printed proxy materials, the Notice of Availability contains instructions on how you can request copies of these documents. Please vote your shares promptly to ensure that they are represented at the meeting.

For the Board of Directors

Keri Jones
Chief Executive Officer and a Director

PROXY STATEMENT SUMMARY

2020 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	June 16, 2020, 9:00 a.m. Central Time

Log on:	www.virtualshareholdermeeting.com/CBKC2020

Record Date:	April 20, 2020

ATTENDING THE ANNUAL MEETING OF STOCKHOLDERS

•	Online Registration opens at 8:45 a.m. Central Time, and the Annual Meeting starts at 9:00 a.m. Central Time.

•	To vote and participate in the Annual Meeting, you will need the 16-digit control number included in your proxy materials or Notice of Internet Availability of Proxy Materials.

•	You do not need to attend the meeting to vote if you submitted your proxy in advance of the meeting.

•	Attendees will be expected to follow the Rules of Conduct for the meeting, which will be posted on the virtual meeting website.

MEETING AGENDA AND BOARD RECOMMENDATIONS

	Item	Board Recommendation	Page Reference
1.	Election of six director nominees.	FOR All Director Nominees	1
2.	Advisory vote on executive compensation.	FOR	32
3.	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for Fiscal 2020.	FOR	35
4.	Approval of a reverse stock split.	FOR	36

CORPORATE GOVERNANCE

Christopher & Banks understands that corporate governance practices change and evolve over time. We seek to adopt and use practices that we believe will be of value to our stockholders and will positively aid in the governance of the Company. Our current governance practices include the following:

Annual election of all directors.	Board attendance during Fiscal 2019 of between 83.33% and 100% for the directors who served in Fiscal 2019.
Majority voting and a director resignation policy for directors in uncontested elections.	Executive sessions of independent directors held periodically.
Independent Board Chair.	Company policy prohibiting pledging and hedging of Company stock.
Only one director is not independent.	Periodic Board and committee self-assessments.
Our directors are limited to service on four public company boards (three if also serving as a public company CEO). Current average is less than two.	Average Board tenure of less than four years.
Stock ownership guidelines for directors and executive officers.	Mandatory retirement age for independent directors.

BACKGROUND ON DIRECTOR NOMINEES

Our Board of Directors has nominated six directors for election at the Annual Meeting. Please see “Item 1 - Election of Directors” beginning on page 1 of this proxy statement for additional information about each nominee.

					Committee Memberships			Current Membership on Other Public Boards
Name	Age	Director Since	Position	Independent	AC	CC	G&NC
Jonathan Duskin	52	2016	Chief Executive Officer of Macellum Capital Management, LLC	Yes	M	M	M	1
Seth Johnson	66	2016	Former Chief Executive Officer of Pacific Sunwear	Yes	C	—	—	1
Keri Jones	56	2018	President & Chief Executive Officer of Christopher & Banks Corporation	No	—	—	—	—
Kent Kleeberger	68	2016	Chair of the Board of Directors; Former Executive Vice President, Chief Operating Officer, Chico's FAS, Inc.	Yes	—	C	M	1
William Sharpe, III	57	2012	Partner of Pathfinder Companies, LLC	Yes	M	—	C	—
Allison Wing	53	2019	Chief Consumer Officer, Bright Health; Former Chief Marketing Officer and Executive Vice President, Digital Channels for Maurices Incorporated	Yes	—	M	M	1

AC	Audit Committee	C	Chair
CC	Compensation Committee	M	Member
G&NC	Governance & Nominating Committee

ITEM 2 - ADVISORY APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION	32
Board Recommendation	33

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	34
Audit Committee Report	34
Independent Registered Public Accounting Firm Fees	35
Auditor Services Pre-Approval Policy	35

ITEM 3 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2020	35
Board Recommendation	35

ITEM 4 - AUTHORIZATION OF THE BOARD OF DIRECTORS TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK	36
General	36
Reasons for the Reverse Stock Split and Other Considerations	37
Other Reasons for the Reverse Stock Split	37
Certain Risks Associated with the Reverse Stock Split	38
Board Discretion to Implement the Reverse Stock Split	39
Principal Effects of the Reverse Stock Split	39
Accounting Matters	40
Effective Date	40
Mechanics of the Reverse Stock Split	40
Fractional Shares	41
Dissenters' or Appraisal Rights	41
Interests of Directors and Executive Officers	41
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split	41
Vote Required	43
Board Recommendation	43

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	43
Why am I receiving proxy materials?	43
How can I attend the Annual Meeting?	43
Why is the Company holding a virtual Annual Meeting?	43
How will the Annual Meeting be conducted?	43
How can I ask questions during the Annual Meeting?	44
What can I do if I need technical assistance before or during the Annual Meeting?	44
If I can't attend the Annual Meeting, how do I vote or listen to it later?	44
What proposals will be voted on at the Annual Meeting?	44
How does the Board of Directors recommend that I vote?	44
Will any other business be considered at the meeting?	44
Who may attend and vote at the Annual Meeting?	45
How many votes do I have?	45
How do I vote my shares?	45
What constitutes a quorum for holding the Annual Meeting?	45
What is the effect of giving a proxy?	46
What is the difference between a “stockholder of record” and a “street name” holder?	46
Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?	46
What does it mean if I receive more than one Notice of Availability or proxy card?	46
What if I do not specify how I want my shares voted?	46
Can I revoke my proxy and change my vote?	47
What vote is required to approve each proposal, and how are votes counted?	47

PROXY STATEMENT
FOR THE
2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 16, 2020

The Board of Directors (the “Board”) of Christopher & Banks Corporation (the “Company”, “we”, “us” and “Christopher & Banks”) is soliciting proxies for use at the Christopher & Banks 2020 Annual Meeting of Stockholders (“Annual Meeting”) to be held at 9:00 a.m. Central Time on Tuesday, June 16, 2020 and at any adjournment or postponement of the meeting. The Annual Meeting will be a virtual meeting conducted exclusively online via webcast. You will be able to attend the Annual Meeting by visiting: www.virtualshareholdermeeting.com/CBKC2020. To vote and participate in the Annual Meeting, you will need the 16-digit control number included in your proxy materials or Notice of Internet Availability of Proxy Materials. On or about May 5, 2020, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) containing instructions on how to access our proxy statement for our Annual Meeting and our 2019 Annual Report to Stockholders. Our proxy statement and 2019 Annual Report to Stockholders are available at https://materials.proxyvote.com/171046.

ITEM 1 — ELECTION OF DIRECTORS

Our Board currently has six members. All of the current directors’ terms expire as of the Annual Meeting. The Board is proposing that the six nominees described below (the six current directors) be elected for a term expiring at the 2021 Annual Meeting of Stockholders, and when their successors are duly elected and qualified.

Each of the nominees has agreed to serve as a director if elected. If, for any reason, any nominee becomes unable to serve before the election, the persons named as proxies will vote your shares for a substitute nominee if one is selected by the Board, subject, as applicable, to the terms of the Support Agreement described below. Alternatively, the Board, at its option, may reduce the number of directors that are nominated for election.

The Company’s by-laws require directors to be elected by a majority of votes cast with respect to such director in uncontested elections (meaning, the number of shares voted “For” a director must exceed the number of votes cast “Against” that director).

In accordance with the Company’s Corporate Governance Guidelines, if an incumbent director is not elected by a majority vote in an uncontested election, the director must promptly tender her or his resignation to the Board of Directors. The Governance & Nominating Committee will make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors will act on the resignation, taking into account the Governance & Nominating Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days following certification of the election results. If such incumbent director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the next annual meeting and until her or his successor is duly elected or her or his earlier resignation or removal.

Support Agreement

On March 10, 2016, after discussions with Macellum Retail Opportunity Fund, LP and certain of its affiliates (collectively, “Macellum”), whose Chief Executive Officer is Jonathan Duskin, one of our nominees for director, as well as discussions with certain other institutional stockholders regarding potential changes to the composition of our Board, we entered into a support agreement with Macellum (the “Support Agreement”). Pursuant to the Support Agreement, effective as of the 2016 Annual Meeting, the size of the Board was reduced from nine to seven members and the slate of directors nominated by the Board for the 2016 Annual Meeting included two nominees designated by Macellum: Jonathan Duskin and Seth Johnson (the “Macellum Designees”) and who each are current members of the Board.

The Support Agreement also provides that at least one Macellum Designee who meets all independence or other requirements under applicable law and the rules and regulations of New York Stock Exchange ("NYSE") for service on such committee will be appointed to each committee of the Board. The Board has determined that both Mr. Duskin and Mr. Johnson meet all such requirements and Mr. Duskin currently serves on the Audit, Compensation, and Governance & Nominating Committees and Mr. Johnson chairs the Audit Committee. Additionally, during the term of the Support Agreement, in the event either of the Macellum Designees ceases to serve subsequent to his election due to his resignation, only Macellum may fill the vacancy of a Macellum Designee. However, should Macellum cease to beneficially own an aggregate net long position (as such term is defined in Rule 14e-4 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of at least the lesser of (i) 1,853,974 shares of the Company's common stock, par value $0.01 per share (the “Common Stock”) (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments); and (ii) 5% of the outstanding shares of the Common Stock, then each of the Macellum Designees will be deemed to have resigned from the Board and any committee of the Board on which such designee then sits and Macellum will no longer be able to designate a replacement candidate. The Support Agreement will terminate on the earlier to occur of the mutual agreement of the Company and Macellum, or the date and time that no Macellum Designees serve on the Board.

The Support Agreement does not require the Board to nominate any specific candidates for director for the 2020 Annual Meeting or for any subsequent annual meetings, but during the term of the Support Agreement, the Board must provide Macellum notice of its decision not to nominate any Macellum Designee for election at an annual meeting at least twenty days prior to the deadline for Macellum to nominate director candidates in accordance with our by-laws, and the annual meeting may not be held less than ninety days after such notice.

Director Nominees

The Board has nominated all six of the current directors, Jonathan Duskin; Seth Johnson; Keri Jones; Kent Kleeberger; William Sharpe, III and Allison Wing for election to the Board to serve until the 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Board Recommendation

The Board recommends a vote FOR the election of each of Jonathan Duskin; Seth Johnson; Keri Jones; Kent Kleeberger; William Sharpe, III; and Allison Wing. Proxies will be voted FOR the election of each of the six nominees, unless otherwise specified.

Below is biographical information for each of the director nominees.

Biographies and Attributes of Director Nominees

Jonathan Duskin, 52, has served as one of our directors since the 2016 Annual Meeting. Mr. Duskin is currently Chief Executive Officer of Macellum Capital Management, LLC, a Delaware limited liability company which operates a New York-based pooled investment fund, a position he has held since July 2009. From January 2005 to February 2008, Mr. Duskin served as a Managing Director and Partner at Prentice Capital Management, LP, an investment management firm. From March 2002 to January 2005, Mr. Duskin was a Managing Director at S.A.C. Capital Associates LLC, a New York-based hedge fund. From January 1998 to January 2002, Mr. Duskin was a Managing Director at Lehman Brothers Inc., an investment bank, and served as Head of Product Management and Chairman of the Investment Policy Committee within the Research Department. Mr. Duskin currently serves on the board of directors of Citi Trends, Inc.

Mr. Duskin brings considerable business, financial services and retail investment expertise, having provided financial services and equity and debt capital to a variety of public and private companies as well as serving as a control investor. His prior service on the boards and committees of public companies and his familiarity with the retail industry positions him well to serve as a member of the Board and its three committees.

Seth R. Johnson, 66, has served as one of our directors since the 2016 Annual Meeting. Mr. Johnson is currently on the board of directors of Tilly’s, Inc. (“Tilly’s”), a specialty retailer of West Coast inspired casual apparel, footwear and accessories, where he has served since April 2011. Mr. Johnson served as a member of the advisory committee to the Tilly’s board from July 2008 through 2011. From July 2014 to January 2018, Mr. Johnson served as a member of the board of directors of bebe stores, inc., a specialty retailer of women’s clothing and accessories. He was also a member of the board of directors and lead director of True Religion Apparel, Inc., a premium fashion apparel retailer, from 2010 to 2013. From 2007 to 2009, Mr. Johnson was an instructor in business strategy at Chapman University’s Argyros School of Business and Economics. From 2005 to 2006, Mr. Johnson served as the Chief Executive Officer of Pacific Sunwear of California, Inc. From 1999 to 2004, Mr. Johnson was the Chief Operating Officer of Abercrombie & Fitch Co., a specialty retailer, and was its Chief Financial Officer from 1992 to 1998.

Mr. Johnson has over 30 years of apparel retail experience, including significant experience as both a retail executive and board member. Mr. Johnson’s strong retail background and service on the boards and committees of public companies positions him well to serve as a member of our Board and to Chair its Audit Committee.

Keri L. Jones, 56, has served as our President and Chief Executive Officer ("CEO") and a director since March 12, 2018. From May 2017 until February 2018, Ms. Jones served as Executive Vice President, Chief Merchant of Dick's Sporting Goods ("Dick's"). Prior to Dick's, Ms. Jones spent 27 years at Target Corporation, where she served in a variety of leadership roles, including as Executive Vice President, Global Supply Chain, from 2015 to 2016; Executive Vice President, Merchandise Planning and Operations, from 2014 to 2015; Senior Vice President, Merchandise Planning, from 2011 to 2014; Senior Vice President, Health and Beauty, from 2008 to 2011; and Vice President, General Merchandise Manager, Toys and Sporting Goods, from 2001 to 2008.

Ms. Jones has over 30 years of retail experience with an extensive background in merchandising, operations, planning and allocation. Her extensive retail experience provides the Board with valuable insight into the marketing, merchandising and operational issues the Company faces. In her role as CEO, she provides valuable insight to the Board regarding the day-to-day issues at the Company and plays a key role with respect to the Company's strategies and initiatives. Her extensive and broad retail background makes her particularly well suited to serve as a member of our Board.

Kent A. Kleeberger, 68, has served as one of our directors since the 2016 Annual Meeting and as Chair of the Board since January 2017. He has been engaged as an independent consultant to certain private equity and technology firms since April 2015. From February 2011 to March 2015, he was Executive Vice President, Chief Operating Officer of Chico’s FAS, Inc. (“Chico’s”), a specialty apparel retailer. Mr. Kleeberger joined Chico’s in November 2007 as the Executive Vice President, Chief Financial Officer & Treasurer. He was promoted to Chief Operating Officer in February 2011. Prior to joining Chico’s, Mr. Kleeberger was the Senior Vice President, Chief Financial Officer for Dollar Tree Stores, Inc. from July 2004 through October 2007. From 1998 to 2004, he served in numerous capacities, culminating as Chief Operating Officer, for Too, Inc., now known as Justice (part of Ascena Retail Group, Inc.). Prior to that, Mr. Kleeberger served in various financial positions with The Limited, Inc., including Corporate Controller. Before joining The Limited, Inc., Mr. Kleeberger was a Certified Public Accountant with KPMG for 13 years. Mr. Kleeberger also serves as Lead Independent Director and Audit Committee Chair at Shoe Carnival, Inc. and was a member of the board of directors of Aeropostale, Inc. from August 2015 to February 2016 and of Too, Inc. from August 1999 until February 2004.

Mr. Kleeberger brings retail, omni-channel, operational, mergers, acquisitions, divestitures and management experience together with a strong background in the areas of finance, accounting, income taxes and audits, and risk management. His service on the boards and committees of public companies, together with his retail and business background, makes him a valuable member of our Board and the Governance & Nominating Committee, and an effective Chair of the Board and its Compensation Committee.

William F. Sharpe, III, 57, has served as one of our directors since May 2012. Mr. Sharpe has served as a Partner of Pathfinder Companies, LLC since December 2015. Mr. Sharpe also serves as Senior Advisor to Steeplechase Advisors, LLC, a business consulting firm. From September 2009 to December 2015, Mr. Sharpe served as a Partner and Managing Director of Quetico Partners, LLC, a boutique investment banking firm. From July 2007 to August 2009, he was Chief Operating Officer and a Managing Director of Lazard Middle Market, a subsidiary of Lazard, Ltd. which provides advice on mergers and acquisitions, restructuring, and public and private capital raising to the middle market, following the acquisition by Lazard, Freres & Company of Goldsmith Agio Helms & Lynner, LLC (“Goldsmith-Agio”). He was with Goldsmith-Agio, a private investment banking firm, from February 1998 to July 2007, most recently serving as Chief Operating Officer and Managing Director from 2002 to July 2007.

Mr. Sharpe brings considerable business, investment banking and corporate experience to our Board, given his more than 15 years as an investment banker. Mr. Sharpe’s experience as a board and committee member at both private and non-profit companies, together with his broad investment banking, corporate and financial background, positions him well to serve as a member of our Board and of its Audit and Compensation Committees.

Allison M. Wing, 53, is Chief Consumer Officer for Bright Health a diversified health technology company, a position she has held since April 2018. From 2014 to 2017, she served as Chief Marketing Officer and Executive Vice President of Digital Channels at Maurices Incorporated, a division of Ascena Retail Group, Inc., an apparel and accessories retailer. Ms. Wing is the founder of giggle, Inc. a multichannel retailer, wholesaler and licensor of baby products, where she served as Chief Executive Officer and Chairperson from 2004 to 2014. She began her career at Nike and later spent several years in Silicon Valley, California working for a variety of on-line, software and e-commerce companies. Ms. Wing currently serves on the board of directors of Casey’s General Stores, Inc. and was on the board of directors of Bazaarvoice, Inc. from April 2017 to February 2018.

Ms. Wing is an experienced retail and brand marketing executive who brings years of digital, retail and customer insight experience to our Board. In addition, she has considerable operational experience as a CEO of a multi-channel business. Ms. Wing also has experience serving on several public company boards all of which makes her a valuable addition to our current Board.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

The Board conducts its business through meetings and written consents of the Board and the following standing committees: Audit, Compensation, and Governance & Nominating. Each of the three committees has adopted and operates under a written charter, all of which are available on our website at www.christopherandbanks.com—select the “For Investors” link and then the “Corporate Governance” link. Other corporate governance documents available on our website include our Corporate Governance Guidelines and Code of Conduct.

Code of Conduct

We have adopted a Code of Conduct applicable to all of our employees, directors and officers, including our principal executive officer, principal financial officer, principal accounting officer, controller and any other employees performing similar functions.

Director Independence

Our Corporate Governance Guidelines provide that a majority of our directors shall meet the independence requirements of the OTCQX rules for U.S. Companies. Under the OTCQX rules, no director qualifies as independent unless the Board affirmatively determines that the director has no relationship with us that would interfere with the exercise of independent judgment of that director in carrying out her or his responsibilities as director.

In assessing the independence of our directors, the Board considers all of the business relationships between the Company and our directors and their respective affiliated companies. This review is based primarily on the Company’s review of its own records and on responses of the directors to a questionnaire regarding employment, business, familial, compensation and other relationships with the Company and our management. Where relationships exist, the Board determines whether the relationship between the Company and the director or the director’s affiliated companies impairs the director’s independence.

After consideration of the directors’ relationships with the Company, the Board has affirmatively determined, in accordance with the standards set forth in the Corporate Governance Guidelines, that none of the non-employee directors has a material relationship with us and that each of such non-employee directors is independent. Ms. Jones is not considered an independent director because of her employment as our President and CEO.

Board Leadership Structure

The Board believes it is important to maintain flexibility in its board leadership structure and, therefore, has not mandated either the combination or separation of the positions of Chair of the Board and CEO. Given the demanding nature of both the Chair and CEO positions, the Board continues to believe that it is appropriate to have two different persons occupying each role. Our independent director Chair has the typical responsibilities of a Board Chair, including responsibility for setting Board agendas, chairing Board and stockholder meetings, liaising between the other members of the Board, and the CEO and other members of senior management, as well as presiding over the sessions of Board meetings at which only the independent directors are present. Kent Kleeberger, one of our independent directors, has served as Chair of our Board since January 2017.

If in the future the two roles were to be combined, the Board believes it would likely appoint a lead independent director, given its view of the importance of strong independent leadership at the Board level.

Meetings of the Independent Directors

At both the Board and committee levels, our non-employee directors meet periodically in executive sessions in which our CEO and other members of management do not participate. Our Board Chair serves as the presiding director of executive sessions of the Board, and the Chair of each committee serves as the presiding director at executive sessions of that committee. During Fiscal 2019, our independent directors met in executive sessions of the Board without management present during six Board meetings.

Stock Ownership Guidelines

To provide a direct link between director and stockholders’ interests, the Board has established stock ownership guidelines for non-employee directors. Each director is expected to achieve and maintain stock ownership of stock having a value of $100,000 by the third anniversary of the date he or she joined our Board.

Term/Age Limits

The Board does not believe it is advisable to establish arbitrary term limits on a director’s service. The Board has a mandatory retirement age under which an independent director must complete her or his term before age 76. The Board has the authority to re-nominate an independent director who has reached her or his 76th birthday for another term, due to special or extraordinary circumstances as determined by the Board. As part of its responsibilities, the Governance & Nominating Committee evaluates each incumbent director’s qualifications, performance and ability to continue to contribute productively before recommending the nomination of that director for an additional term.

Limitations on Board Service

Limitations on All Non-Employee Directors. Our Corporate Governance Guidelines provide that no member of the Board shall simultaneously serve on the boards of directors of more than three public companies in addition to ours.

Limitations on Non-Employee Directors who are Chief Executive Officers of a Public Company. Our Corporate Governance Guidelines also provide that an independent director who is a chief executive officer of a public company shall not sit on the boards of directors of more than three public companies as follows: (i) the Company; (ii) the company at which he or she serves as chief executive officer; and (iii) one other public company.

A Company director is to notify the Chair of the Board prior to becoming a director of another public company, in order to avoid potential conflicts of interest and to address whether the aggregate number of directorships held by such director would interfere with her or his ability to carry out her or his responsibilities as one of our directors. In the event that the Board determines that the additional directorship constitutes a conflict of interest or interferes with such director’s ability to carry out her or his responsibilities as one of our directors, such director, upon the request of the Board, shall either offer her or his resignation or not accept the other directorship.

Limitations on the Company’s Officers. Our Corporate Governance Guidelines further provide that an officer of the Company may not serve on the board of directors of another public company unless the Company’s Board has reviewed and consented to, in advance, the officer serving on such board of directors. In addition, Ms. Jones’ Employment Agreement provides that she is not to serve on the board of directors of a public or private company unless the Board has reviewed and consented to, in advance, Ms. Jones’ service on such Board.

As of the date of this proxy statement, all of the Company’s director nominees were in compliance with the Corporate Governance Guidelines’ limitations on board service.

Board Involvement in Risk Oversight

The Company’s management is responsible for defining the various risks facing the Company, formulating risk management policies and procedures, and managing the Company’s risk exposures on a day-to-day basis. The Board’s responsibility is to monitor the Company’s risk management processes concerning the Company’s material risks and evaluating whether management has processes in place to address these material risks; the Board is not responsible, however, for defining or managing the Company’s various risks.

While the Board periodically reviews and discusses the overall risks the Company faces, as well as risk management and mitigation in the context of specific plans or projects being proposed or implemented, the Board also exercises its overall responsibility for risk oversight through its committees. The Audit Committee of the Board is primarily responsible for overseeing management’s processes for managing financial and operational risks at the Company. The Audit Committee also has primary responsibility at the Board level with respect to overseeing the management of risks relating to the reliability of our financial reporting processes and system of internal control. In connection with that responsibility, the Audit Committee has sole authority to retain and terminate the Company's independent public accounting firm and is directly responsible for the overall compensation and oversight of the work of the independent public accounting firm. The Audit Committee meets with management and the independent public accounting firm to review and discuss the annual audited and quarterly unaudited financial statements and reviews the integrity of our accounting and financial reporting processes and audits of our financial statements.

Similarly, the Compensation Committee of the Board oversees risks associated with its areas of responsibility, including the risks associated with our compensation programs, policies and practices with respect to both executive compensation and compensation generally. The Compensation Committee has sole authority to retain and terminate its compensation consultants and is responsible for approving the overall compensation and oversight of the work of its compensation consultants.

The Governance & Nominating Committee of the Board oversees risks associated with its areas of responsibility, including the risks associated with non-employee director compensation. In addition, the Governance & Nominating Committee periodically analyzes corporate governance practices in order to assist the Board in its risk oversight activities.

To keep the Board informed regarding the Company’s risk management efforts, management periodically reports to the Audit Committee, as well as to the Board, on risk management and mitigation activities. The Compensation Committee annually reviews and discusses any risks associated with the design of the Company's executive compensation programs. In addition, the Chair of each Board committee typically reports to the full Board at each regular Board meeting regarding the matters discussed at any committee meetings held since that committee’s prior report to the Board, unless all of the Board members attended the committee meeting.

We believe that the Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with the CEO and other members of management having responsibility for assessing and managing the Company’s risk exposure, and the Board, through the leadership of our independent Chair, and its committees providing oversight in connection with those efforts.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held 11 meetings during Fiscal 2019. Each of the directors serving on the Board during Fiscal 2019 attended at least 83.33% or more of the aggregate number of the meetings of the Board (held during the period he or she served as a director) and meetings of the committees on which he or she served (held during the period he or she served as a committee member).

As of April 20, 2020, the members and Chairs of the Board's three committees were:

Independent Directors	Audit	Compensation	Governance & Nominating
Jonathan Duskin	X	X	X
Seth Johnson	Chair
Kent Kleeberger		Chair	X
William Sharpe, III	X		Chair
Allison Wing		X	X

The Audit Committee

All of the Audit Committee members are “independent” under the applicable OTCQX Rules and Securities and Exchange Commission (the "SEC") rules and regulations. Our Board of Directors has determined that all three members of the Audit Committee, Jonathan Duskin, Seth Johnson and William Sharpe, III, meet the definition of an “audit committee financial expert” as established by the SEC. The Audit Committee provides assistance to the Board in fulfilling its oversight responsibilities relating to the quality and integrity of the financial reports of the Company. The Audit Committee has the sole authority to appoint, review and discharge our independent public accountants, and has established procedures for the receipt, retention, response to and treatment of complaints regarding accounting, internal controls and audit matters. In addition, the Audit Committee is responsible for:

•	reviewing the scope, results, timing and costs of the audit with our independent accountants and reviewing the results of the annual audit examination and any accompanying management letters;

•
assessing the independence of the independent public accountants on an annual basis, including receipt and review of a written report from them regarding their independence consistent with the requirements of the Public Company Accounting Oversight Board;

•	reviewing and approving the services provided by the independent public accountants;

•	overseeing the internal audit function; and

•	reviewing our significant accounting policies, financial results and earnings releases, and the adequacy of our internal controls and procedures.

The responsibilities of the Audit Committee are more fully described in the Audit Committee’s charter.

The Audit Committee held five meetings during Fiscal 2019. The Audit Committee has engaged Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending January 30, 2021 and is recommending that our stockholders ratify this selection at the Annual Meeting. The report of the Audit Committee is found on page 34 of this proxy statement.

The Compensation Committee

All of the Compensation Committee members are “independent” under the applicable OTCQX Rules and SEC rules and regulations. The Compensation Committee assists the Board in fulfilling its oversight responsibilities relating to executive compensation, employee compensation and benefit programs and plans, and succession planning for senior management. In addition, the Compensation Committee is responsible for:

•	reviewing the performance of our CEO;

•	recommending or determining, respectively, the compensation and benefits for our CEO and other executive officers;

•	establishing our executive compensation policies and practices;

•	overseeing and evaluating the risks associated with our executive compensation policies and practices;

•	administering our incentive compensation and stock plans, other than the equity plan applicable to our non-employee directors (which is administered by the Governance & Nominating Committee);

•	approving the adoption of material changes to or the termination of our benefit plans; and

•	meeting periodically with the CEO to discuss succession planning and management development.

The Compensation Committee has delegated authority to the CEO and the Vice President, Human Resources to make awards to employees and consultants pursuant to guidelines approved by the Compensation Committee with respect to both the amount and type of awards such employees or consultants may be eligible to receive. This delegation expressly excludes the ability to make awards to the CEO and any of her direct management reports. It is also subject to an overall aggregate limit of 100,000 shares and an individual limit on the number of stock options and shares of restricted stock that may be awarded to an individual employee or consultant in a calendar year.

The Compensation Committee reviews and discusses with management the disclosures regarding executive compensation to be included in our annual proxy statement, and recommends to the Board inclusion of the “Compensation Discussion and Analysis” in our annual proxy statement. The responsibilities of the Compensation Committee are more fully described in the Compensation Committee’s charter. For more information regarding the Compensation Committee’s process in setting compensation and the role played by our CEO in compensation decisions, please see “Compensation Discussion and Analysis” below.

The Compensation Committee held six meetings during Fiscal 2019. The “Compensation Committee Report” is found on page 22 of this proxy statement.

The Governance & Nominating Committee

All of the members of the Governance & Nominating Committee are “independent” under the applicable OTCQX Rules. The Governance & Nominating Committee serves in an advisory capacity to the Board on matters of organization and the conduct of Board activities. The Governance & Nominating Committee is responsible for:

•	identifying and recommending candidates for service on the Board;

•	staying abreast of corporate governance developments;

•	periodically reviewing the charters of each Board committee;

•	reviewing and revising our Corporate Governance Guidelines and Code of Conduct;

•	leading the Board in its periodic review of the performance of the Board and the Board’s committees;

•	periodically reviewing and making recommendations to the Board as to the size and composition of the Board and the criteria for selecting director nominees;

•	periodically reviewing and making recommendations to the Board regarding the role and responsibilities of the Board Chair; and

•	annually reviewing and making recommendations to the Board as to the cash and equity compensation of non-employee directors.

The responsibilities of the Governance & Nominating Committee are more fully described in the Committee’s charter.

The Governance & Nominating Committee will consider Board nominees recommended by stockholders that are submitted in accordance with the process described below under the caption “Procedures for Recommending, Nominating and Evaluating Director Candidates”.

The Governance & Nominating Committee held three meetings during Fiscal 2019.

Stockholder Engagement Policy - Procedures for Contacting the Board

Because the Board values the input and insights of the Company’s stockholders and believes that effective Board-stockholder engagement and communication strengthens the Board’s role as an active, informed and engaged body, it has adopted a Stockholder Engagement Policy. The Chair of the Board and the Company’s Chief Executive Officer oversee this policy and the Board’s stockholder engagement and communications. The goal of this policy is to promote and develop improved and more in-depth two-way communications between the Company’s stockholders and the Board, and to establish and communicate an appropriate structure for such communications.

The Board has designated the Corporate Secretary as its agent to receive and review written communications and meeting requests addressed to the Board, any Board Committee or any individual Director. Such communications should be sent by U.S. mail addressed to:

Christopher & Banks Corporation Board of Directors
c/o Christopher & Banks Corporation
Attention: Corporate Secretary
2400 Xenium Lane North
Plymouth, MN 55441

The Corporate Secretary will review all such communications and if appropriate, will promptly forward the communications so received to the full Board, the non-management directors or the individual Board member(s) specifically addressed in the communication.

Procedures for Recommending, Nominating and Evaluating Director Candidates

Recommending Director Candidates for Nomination by the Board

The Governance & Nominating Committee will consider director candidates recommended by stockholders. A stockholder who wishes to recommend a director candidate for nomination by the Board at an annual meeting of stockholders or for vacancies of the Board that arise between annual meetings must provide the Governance & Nominating Committee with sufficient written documentation to permit a determination by the Board as to whether such candidate meets the required and desired director selection criteria set forth in our by-laws and our Corporate Governance Guidelines described below. Such documentation and the name of the director candidate should be sent by U.S. mail addressed as described above under "Stockholder Engagement Policy - Procedures for Contacting the Board".

Nominating Director Candidates

Under our by-laws, only persons nominated in accordance with the procedures set forth in the by-laws will be eligible to serve as directors. In order to nominate a candidate for service as a director, you must be a stockholder at the time you give the Board notice of your nomination, and you must be entitled to vote for the election of directors at the annual meeting at which your nominee will be considered. In accordance with our by-laws, director nominations by stockholders must be made pursuant to notice delivered to or mailed and received at our principal executive offices at the address above, not later than the 90th day, nor earlier than the 120th day, prior to the first anniversary of the prior year’s annual meeting of stockholders. However, in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 30 days from such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting date and not later than the close of business on the later of the 90th day prior to such annual meeting date or the 10th day following the day on which public announcement of the date of the annual meeting is first made. Your notice must set forth, in addition to the requirements contained in our by-laws, all information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors, or as otherwise required, pursuant to Regulation 14A under the Exchange Act (including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). The notice also must contain (1) the name and address of the stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made and (2) the class and number of shares owned by the stockholder and such beneficial owner.

Evaluating Director Candidates

Our Corporate Governance Guidelines require the Governance & Nominating Committee to consider several factors when evaluating the appropriate characteristics of candidates for service as a director. The Governance & Nominating Committee initially evaluates a prospective nominee based on her or his resume and other background information that has been provided to the Governance & Nominating Committee. At a minimum, director candidates must demonstrate high standards of ethics, integrity, independence, sound judgment, strength of character, and meaningful experience and skills in business or other appropriate endeavors. In addition to these minimum qualifications, the Governance & Nominating Committee considers other factors it deems appropriate based on the current needs and desires of the Board, including specific business and professional experience that is relevant to the Board’s needs, including, but not limited to, Board diversity. A member of the Governance & Nominating Committee will contact, for further review, those candidates who the Governance & Nominating Committee believes are qualified, who may fulfill a specific Board need and who would otherwise best make a contribution to the Board. The Governance & Nominating Committee is responsible for conducting, with the assistance of the Corporate Secretary, and subject to applicable law, any inquiries into the background and qualifications of the candidate. Based on the information the Governance & Nominating Committee learns during this process, it determines which nominee(s) to recommend to the Board to submit for election. The Governance & Nominating Committee uses a comparable process for evaluating all director candidates, regardless of the source of the recommendation.

The Governance & Nominating Committee is authorized to use, as it deems appropriate or necessary, an outside consultant to identify and screen potential director candidates. The Governance & Nominating Committee will reassess the qualifications of a current director, including the director’s attendance and contributions at Board and committee meetings, prior to recommending a director for re-election.

Compensation Program for Non-Employee Directors

In 2018, the Company’s stockholders approved the Amended and Restated 2013 Directors' Equity Incentive Plan, which was originally approved by our stockholders in 2013 and was amended in 2016 and in 2018 (as amended and restated, the "Directors’ Plan"). The Directors’ Plan is administered by the Governance & Nominating Committee and the Board. They have broad powers to: (i) establish rules for the administration of the Directors’ Plan; (ii) select the participants in the Directors’ Plan; (iii) determine the types of awards to be granted and the number of shares covered by such awards; and (iv) set the terms and conditions of such awards.

In October 2008, the Board adopted the Christopher & Banks Corporation Non-Employee Director Deferred Stock Plan (as amended, the “Deferred Stock Plan”), which provides an opportunity for non-employee members of the Board to voluntarily defer the receipt of shares of our Common Stock granted by the Company in connection with the performance of their services as a director in return for the right to receive such shares at a later date.

The Governance & Nominating Committee is responsible for reviewing director compensation and making recommendations to the Board. The recommendations of the Governance & Nominating Committee are based on industry and peer group data, independent third-party comparisons of director compensation and the Company’s past practices. Based on the Governance & Nominating Committee’s recommendations, our Board determines the compensation of our directors on an annual basis. A director who is our employee does not receive compensation for her or his service as a director.

Following the election of directors at the 2019 Annual Meeting of Stockholders, the Board of Directors reviewed third-party survey data regarding director's compensation. Following that review, no changes were made with respect to director's compensation.

For service in Fiscal 2019, non-employee directors received an annual cash retainer of $60,000 for service on our Board. The Chair of the Board received an additional annual cash retainer of $65,000. The Chairs of the Audit, Compensation, and Governance & Nominating Committees each received a retainer for Fiscal 2019 of $15,000, $10,000 and $9,000, respectively. For Fiscal 2019, the other members of the Audit Committee received an additional retainer of $9,000, the other members of the Compensation Committee received an additional retainer of $6,000, and the other members of the Governance & Nominating Committee received an additional retainer of $5,000. The cash retainer fees are paid quarterly in arrears and are pro-rated if the non-employee director did not serve for the entire period.

In addition to the cash retainers, we also grant equity awards to our independent directors in order to further align their interests with those of our stockholders. Effective June 27, 2019, each independent director, received 50,000 shares of restricted stock issued under the Directors’ Plan representing $6,000 in value based on the average of the closing bid and asked price of our stock on the OTCQX on that date as compared to an equity grant in fiscal 2018 having a value of approximately $41,500. The shares of restricted stock vest on the earlier of June 27, 2020 or the date of the 2020 Annual Meeting of Stockholders. Dividends, if any, are accrued but not paid on restricted stock until the restrictions lapse. Pursuant to the terms of the Directors' Plan, the number of shares that can be granted to a non-employee director in a calendar year (other than the Board Chair) is capped at 50,000 shares. No stock options were granted to non-employee directors in Fiscal 2019.

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Non-Employee Director Compensation for Fiscal 2019

The following table sets forth the cash earned by and non-cash compensation awarded to each person who served as a non-employee director during Fiscal 2019.

Name	Fees Earned and Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	All Other Compensation ($)	Total ($)
Jonathan Duskin	80,000	6,000	—	—	86,000
Seth Johnson	75,000	6,000	—	—	81,000
Kent Kleeberger	140,000	6,000	—	—	146,000
William Sharpe, III	76,533	6,000	—	—	82,533
Laura Weil	36,667	6,000	—	—	42,667
Allison Wing	36,289	6,000	—	—	42,289

(1)	The amounts in this column consist of cash fees paid to the non-employee directors as described in “Compensation Program for Non-Employee Directors” above.

(2)
The amounts in this column represent the grant date fair values of the restricted stock awards made in Fiscal 2019, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Share-Based Payment” (“ASC 718”), based on the closing bid and asked price of one share of our Common Stock on the OTCQX on the date of grant. Additional information related to the calculation of the grant date fair values is set forth in Note 6 of the Notes to the Consolidated Financial Statements included in our Report on Form 10-K for the period ended February 1, 2020 (the “10-K Report”).

(3)
Effective on June 27, 2019, following her or his election as a director at the Company’s 2019 Annual Meeting of Stockholders, each non-employee director was awarded 50,000 shares of restricted stock with a grant date fair value of $6,000, computed in accordance with ASC 718.

Director Education and Expense Reimbursement

The Company’s director education policy encourages all members of the Board to attend director education programs appropriate to their individual backgrounds to stay abreast of developments in corporate governance and best practices relevant to the Board, as well as their specific committee assignments. The director education policy provides for a fixed amount that the Company will pay or reimburse directors for the costs associated with attending director education programs every two fiscal years. We also provide an in-house orientation program for our new directors and periodically provide updates on relevant topics of interest to our Board and committees. We also pay for or reimburse directors for travel expenses related to attending Board and committee meetings and director education programs.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this Compensation Discussion and Analysis we describe our executive compensation philosophy and related program for our Named Executive Officers (“NEOs”), who are listed below. We have implemented the program in furtherance of the Company’s performance objectives and to serve the long-term interests of our stockholders.

Keri L. Jones	President and Chief Executive Officer ("CEO")
Richard Bundy	Senior Vice President, Chief Financial Officer
Monica Dahl	Former Senior Vice President, Chief Marketing Officer, Omni-Channel and Public Relations
Andrea Kellick	Senior Vice President, Chief Merchandising Officer
Luke Komarek	Former Senior Vice President, General Counsel and Corporate Secretary
Carmen Wamre	Senior Vice President, Chief Stores Officer

The Compensation Discussion and Analysis should be read together with the executive compensation tables and related footnotes found later in this proxy statement.

Results of Advisory Vote to Approve Named Executive Officer Compensation

At our 2019 Annual Meeting of Stockholders, approximately 80.6% of the shares voted were cast in favor of approving, on an advisory basis, the compensation of our named executive officers ("Say-on-Pay"). The Compensation Committee (the “Committee”) believes that the outcome of our 2019 Say-on-Pay vote reflects stockholders’ support for our compensation program. We hold a Say-on-Pay vote annually.

Our Board and the Committee value the opinions of our stockholders and the Committee will continue to consider the outcome of the Company’s Say-on-Pay proposals when reviewing the principal elements of our executive compensation program and making future compensation decisions. The Committee also expects to continue to periodically refine the Company’s executive compensation program in response to emerging best practices, as well as the Company’s evolving business strategies and operating goals.

Executive Compensation Philosophy

While our executive compensation decisions are influenced by a variety of factors, the Committee is guided by the following key objectives and reward philosophies in the design and implementation of our executive compensation program:

•
Pay for Performance. A meaningful portion of each NEO’s total potential compensation consists of “at-risk” pay that is realized only upon the achievement of pre-established performance criteria or an increase in the value of our common stock. It is designed to reward both short and long-term financial and operating performance, as well as an individual’s performance.

•
Competitive Compensation Opportunity. In order to attract, retain, motivate and reward talented executives, our compensation program is designed to provide a total compensation opportunity that is reasonably competitive based on market data for the comparable position and factoring in the Company's recent financial performance and future financial objectives.

•
Alignment with Stockholders Interests. By providing our executive officers with cash and equity incentives based on improved financial performance and which constitutes a meaningful part of their total compensation opportunity, we believe that our executive officers’ interests are closely aligned with the interests of our stockholders.

As a women's clothing retail company, we operate in a highly competitive and challenging industry. As a result, our compensation program is dynamic and a reflection of the changing marketplace in which we compete. We believe it appropriately balances the factors described above. The Committee will continue to evaluate our executive compensation program in order to ensure that the relationship among Company performance, our stockholders’ interests and our executives’ compensation remains aligned.

COVID-19 Update

On March 30, 2020, in response to the hardships imposed upon our business by the COVID-19 pandemic, our Board of Directors approved temporary 20 percent salary reductions for each of our named executive officers, effective retroactively on March 22, 2020, and until a determination by the Board to reinstate their salaries in full or in part, with such temporary salary reductions having no impact on any bonus or severance calculations. These reductions are aligned with 20 percent salary reductions for all of our employees effective March 22, 2020. The Board of Directors has also agreed to a substantial reduction in retainer fees aligned with management.

President and Chief Executive Officer Keri Jones agreed to a 50 percent reduction of her regular base salary effective April 5, 2020, and until a determination by the Board to reinstate her salary in full or in part.  This agreement is memorialized in the Letter Agreement between the Company and Ms. Jones dated April 1, 2020 (the “Letter Agreement”). Along with the Company’s other named executive officers, Ms. Jones had previously agreed to a 20 percent salary reduction beginning March 22, 2020. In addition, the Letter Agreement clarifies that Ms. Jones’ Target Bonus, as defined in the Employment Agreement dated February 1, 2018 between the Company and Ms. Jones, and any severance payment due thereunder will be calculated based on Ms. Jones’ regular base salary, without regard to the temporary pay reduction set forth in the Letter Agreement.

As the COVID-19 pandemic’s impact on our business evolves, the Board will be evaluating adjustments to ensure that our executive compensation program continues to fulfill the key objectives of our executive compensation philosophy, as described above, and that it serves the best interests of our Company and our stockholders.

Executive Compensation Practices

Highlights of our current compensation program are presented below.

	WHAT WE DO		WHAT WE DON'T DO

✓	A Meaningful Portion of Total Targeted Compensation is Performance-Based and at Risk.	X	No Employment Contracts, Except for the Individual Serving as CEO.
✓	Strong Link between Performance Measures and Operating Priorities.	X	No Guaranteed Annual Salary Increases.
✓	Limits on Annual Cash Incentive Compensation Payouts and Equity Awards.	X	No Special Retirement Benefits for Executives.
✓	Independent Compensation Committee has Access to Independent Compensation Consultant and Other Independent Advisers.	X	No Tax Gross-Ups, other than one-time, in connection with the CEO's and CFO's relocation expenses.
✓	Limited Change-in-Control Benefits.	X	No Repricing or Buyout of Underwater Stock Options.
✓	Annual Say-on-Pay Vote.	X	No Plans that Encourage Excessive Risk Taking.
✓	Stock Ownership Guidelines.	X	No Trading in our Stock by Directors or Executives without Pre-Approval and only During Pre-Established Window Periods.
✓	Utilize Stock Options which Provide Value to Executives only if the Stock Price Appreciates.	X	No Excessive Perquisites.
✓	Clawback Policy that Applies to Certain Incentive Awards.	X	No Hedging or Pledging of Company Stock.

Elements of Executive Compensation Program

Overview

This section describes the major elements of our compensation program for our NEOs and discusses the objectives, processes and decisions underlying the compensation of our NEOs. Each element fulfills one or more of our executive compensation objectives disclosed under "Executive Compensation Philosophy."

The principal elements of our executive compensation program for Fiscal 2019 were:

•	base salary;

•	annual incentive opportunity consisting of a cash incentive and performance-based stock options; and

•	long-term incentive awards consisting of time-based stock options that vest over three years.

While we also provide benefits to our NEOs, they are consistent with those provided to other eligible full-time employees.

Base Salary

The Committee establishes base salaries at levels designed to enable us to attract and retain talented executives. The Committee determines executive base salaries based on the executive’s role, experience, individual performance and market data.

Annual merit increases are not automatic or guaranteed. Any merit increase for our CEO is determined by our Board, based on the recommendation of the Committee following its evaluation of the CEO's and the Company's performance. Merit increases for the other NEOs are determined by the Committee, with input and recommendations from our CEO. Any such increases are a reflection of the Committee's evaluation of both the NEO's and the Company's performance.

None of the executives who were NEOs during Fiscal 2019 received a merit increase in or for Fiscal 2019.

Annual Incentive Program (“AIP”) Compensation

Overview. AIP compensation is performance-based, at-risk compensation intended to motivate and reward executives for the attainment of goals that are measured typically over that fiscal year. The primary objective of our AIP is to provide incentives annually for our key employees to achieve our strategic and/or financial goals. This is consistent with our pay-for-performance philosophy. Historically, under our annual incentive programs, the Committee each fiscal year sets one or more financial goals or metrics against which actual results for that fiscal year are measured to determine whether, and in what amounts, incentives would be paid.

Fiscal 2019 AIP ("FY19 AIP") Design. The design of the FY19 AIP was consistent with the Company's historical practice of using performance measures based on results for the entire fiscal year. All of the NEOs were participants in the FY19 AIP.

The FY19 AIP design reflected that the Company's operating plan for Fiscal 2019 was designed to achieve meaningful improvement in the Company's financial performance as compared to the operating loss in Fiscal 2018 of approximately $32.5 million. As discussed below, awards were conditioned upon achieving positive cash on hand at the end of Fiscal 2019, in addition to improved financial performance. The design of the FY19 AIP reflected the Committee's belief that (i) given the Company's continued focus on improving financial performance and positive cash flow, the awards at Target performance should be at or near market-based levels; (ii) a challenging FY19 AIP would be both a significant motivational tool for our NEOs, as well as other members of management; and (iii) an appropriate goal at the Budget performance level was to achieve positive EBITDA as well as maintaining cash-on-hand at the end of Fiscal 2019 at a level comparable to that at the end of Fiscal 2018.

The FY19 AIP consisted of a cash incentive and a performance-based stock option award, which were earned based on the Company's achievement of Threshold, Budget, Target or Maximum goals for the performance metrics described below. For performance between Threshold and Budget, the number of stock options would be interpolated and there would be no cash incentive paid. For performance between Budget and Target and between Target and Maximum, the award would be interpolated and be solely in the form of cash, in addition to the equity award for achieving performance at or above Budget. For the NEOs participating in the program, the award at Threshold (using a Black Scholes value of $0.3803 for the performance-based stock options) represented 10% of the value of their potential award at Target. The total incentive award at Target (using the assumptions described above) represented at the time of grant, approximately 100%, 50% and 30% of the individual's annual salary in the case of the President and Chief Executive Officer, Senior Vice Presidents and Vice Presidents, respectively. The total incentive award at Maximum (using the assumptions described above) represented at the time of grant, approximately 150%, 75% and 45% of the individual's annual salary in the case of the President and Chief Executive Officer; Senior Vice Presidents and Vice Presidents, respectively.

The cash incentive component, if any, would be calculated and paid, and 50% of the performance-based stock options earned would vest, if at all, following a determination by the Compensation Committee that EBITDA and positive cash on hand for Fiscal 2019 (as described below) was at or above the Threshold performance level. The remaining 50% of the stock options earned, if any, would vest on March 14, 2021.

FY19 AIP Performance Metrics and Results. In approving the FY19 AIP, the Committee selected EBITDA and cash on hand at fiscal year-end as the metrics on which the FY19 AIP was based, as both were a key component of the Company's FY19 operating plan and metrics that the Committee considered to be of significant importance to the Company's stockholders.

"EBITDA" was defined, for purposes of the FY19 AIP, as Earnings before Income, Taxes, Depreciation and Amortization and before any expense associated with the cash and equity awards under the FY19 AIP but excluding, to the extent determined by the Committee, extraordinary items whether positive or negative.

The cash balance performance metric under the FY19 AIP was based on the Company's cash balance at the end of Fiscal 2019 and adjusted for any special or non-recurring items, whether positive or negative, to the extent determined by the Compensation Committee in its sole discretion.

In order to establish an appropriate relationship between the Company's actual performance and the NEOs’ potential incentive related compensation, the Committee established a Threshold (entry point), a Budget, a Target and a Maximum for the metrics.

The performance levels for the two metrics was as follows:

	Cash at Fiscal Year End	EBITDA
Threshold	$8.5M	($1.9M)
Budget	$10.0M	$1.4M
Target	$12.0M	$6.9M
Maximum	$14.0M	$13.0M

Each of the Threshold, Budget, Target and Maximum EBITDA performance levels established by the Committee represented substantial improvement over the Company's Fiscal 2018 financial results.

The Committee desired to place a meaningful portion of a participating NEO’s annual target compensation at risk, thereby aligning the NEO’s compensation both with the Company’s performance, and with our stockholders’ interests.

The table below shows the cash incentive amount and number of performance-based stock options ("PBSOs") that each of the NEOs would have earned at Threshold, Budget, Target and Maximum-level performances under the FY19 AIP, assuming the NEO remained employed with the Company through the end of Fiscal 2019.

	Threshold		Budget		Target		Maximum
	Cash	Number of PBSOs	Cash	Number of PBSOs	Cash	Number of PBSOs	Cash	Number of PBSOs
Keri Jones	$—	116,667	$175,000	291,667	$525,000	291,667	$875,000	291,667
Richard Bundy	$—	29,167	$43,750	72,917	$131,250	72,917	$218,750	72,917
Monica Dahl(1)	$—	30,417	$45,625	76,042	$136,875	76,042	$228,125	76,042
Andrea Kellick	$—	31,667	$47,500	79,167	$142,500	79,167	$237,500	79,167
Luke Komarek(2)	$—	26,917	$40,375	67,292	$121,125	67,292	$201,875	67,292
Carmen Wamre	$—	25,000	$37,500	62,500	$112,500	62,500	$187,500	62,500

(1)	Ms. Dahl's employment with the Company ended April 30, 2019.

(2)	Mr. Komarek retired as of March 27, 2020 and resigned as an officer on March 16, 2020.

The Company's financial results for Fiscal 2019 did not meet the Threshold, Budget, Target or Maximum performance levels for either metric. Therefore, no cash incentive was paid to any NEO under the FY19 AIP, and all of the performance-based stock option awards granted to the NEOs under the FY19 AIP have been forfeited.

Long-Term Equity Incentive Compensation

Program Design. The primary objectives of our long-term equity incentive program ("LTIP") are to:

•
align executive interests with stockholder interests by conditioning a meaningful portion of the executive’s target compensation on the performance of the Company's stock price, thereby ensuring that realized compensation reflects positive changes in stockholder value over time;

•
reward our executives for stock price appreciation over the long-term, rather than focusing solely on short-term financial success, thereby mitigating incentives for management to pursue short-term objectives; and

•	attract, motivate, reward and retain key executives in a competitive market for talent.

Fiscal 2019 LTIP ("FY19 LTIP"). In Fiscal 2019, LTIP equity awards were made to each of the NEOs except for Ms. Jones. The FY19 LTIP Awards were a time-based non-qualified stock option that vests in one-third increments on the first three anniversaries of the date of grant. The exercise price of these stock options is $0.36 per option share, which represents the closing price on the NYSE of one share of the Company's common stock on the date of grant. The number of options granted were as follows: Richard Bundy, 90,000; Monica Dahl, 90,000; Andrea Kellick, 90,000; Luke Komarek, 75,000; and Carmen Wamre, 90,000. Ms. Dahl’s options were forfeited 90 days after her departure from the Company. Mr. Komarek’s options are subject to forfeiture one year after his March 27, 2020 retirement date

The Committee’s practice for reviewing and approving equity awards to the NEOs, other than the CEO, is to determine the value of compensation that it desires to provide in the form of equity as part of the total target compensation for that NEO. As part of this process, our CEO and the officer in charge of Human Resources, recommends to the Committee, for executives other than the CEO, the award level and types of equity awards. The Committee then reviews that recommendation and considers the value of such awards to each for the NEOs, as well as the criteria described below under “Analysis”. In connection with equity awards to the CEO, the Committee follows a similar process but makes a recommendation to the Board, with any equity award to the CEO approved by the Board. Ms. Jones did not receive an equity award under the FY19 LTIP.

Analysis. The Committee believes that the use of long-term equity incentives as a significant potential component of total compensation is consistent with our philosophies of aligning the interests of our executive officers with those of our stockholders and of pay-for-performance. The determination of the targeted value of equity awards at the time of grant includes consideration by the Committee of the following factors: (i) the executive officer’s experience, background and performance; (ii) level of responsibility; (iii) award value and current stock price; (iv) historical grant practices; (v) the costs and potential dilution to stockholders of the award(s); (vi) the Company's recent and projected financial performance; (vii) targeted total compensation; and (viii) incentive and retention objectives.

The specific number of time-based stock options granted under the FY19 LTIP and performance-based stock options under the FY19 AIP, if any, that were awarded to each of the NEOs in Fiscal 2019 is set forth in the “Grants of Plan-Based Awards for Fiscal 2019” table at page 26 of this proxy statement.

Benefits and Perquisites

Primary Benefits. The NEOs are eligible to participate in the same employee benefit plans in which all other eligible full-time employees are eligible to participate. These plans include medical, dental, life insurance, disability and a qualified retirement savings plan. The Company does not maintain any benefit programs which are exclusive to executives (other than severance agreements as discussed below).

Perquisites. Perquisites represent a very nominal component of our overall executive compensation program, and there were no perquisites provided to our NEOs in Fiscal 2019.

Compensation Methodology

Committee Independence

The Committee is composed entirely of independent directors, as determined under the applicable SEC and OTCQX rules. The Committee oversees our executive compensation and incentive programs and sets the compensation for the NEOs, except that the compensation of the CEO is recommended by the Committee and approved by all of the non-executive members of the Board. The Committee annually reviews the components of compensation for our CEO and other executive officers. In making its compensation decisions, the Committee takes into account the recommendations of the CEO as described above. Other than providing such recommendations, our CEO does not participate in the Committee’s decisions regarding executive compensation. All such decisions are made by the Committee or the independent members of the Board.

Use of Independent Compensation Consultants

The Committee periodically retains an external, independent compensation consultant for objective advice and assistance on specific executive compensation matters, which for the past several years has been Frederic W. Cook & Co., Inc. ("F.W. Cook").

The Committee has sole authority to (i) hire F.W. Cook; (ii) approve its compensation and the appropriate funding by the Company for such compensation; (iii) determine the nature and scope of F.W. Cook’s services; (iv) evaluate F.W. Cook’s performance; and (v) terminate F.W. Cook’s engagement.

For each fiscal year that it provides services, the Committee assesses the independence of its external compensation consultant(s), taking into account the various factors required for consideration under the applicable stock exchange, if any, and SEC listing standards for advisor independence. Because F.W. Cook did not provide any services to the Committee in Fiscal 2019, nor did it receive any compensation for Fiscal 2019, no such assessment was conducted for Fiscal 2019.

Compensation Peer Group

Periodically, the Committee conducts a review of the peer group used to benchmark executive compensation at the Company and revises the peer group as circumstances warrant. The Committee considers the following factors when assessing the appropriate peer group: how similar is the peer company's business to that of Christopher & Banks; the market cap, annual revenues and the number of retail stores it has; and whether Christopher & Banks is in its compensation peer group, as well as the overall number of companies to be included in the peer group. The Committee conducted its last such review in September 2017 and, following that review, the Committee determined that the Company's compensation peer group was the following 14 companies:

• Boot Barn Holdings, Inc.	• Destination Maternity Corporation	• Shoe Carnival, Inc.
• Build-A-Bear Workshop, Inc.	• Destination XL Group, Inc.	• Tilly’s, Inc.
• The Buckle, Inc.	• Francesca’s Holdings Corp.	• Vera Bradley, Inc.
• The Cato Corporation	• J. Jill, Inc.	• Zumiez, Inc.
• Citi Trends, Inc.	• RTW Retailwinds, Inc.
Executive Evaluation Process

CEO. The Committee and the Board typically review our CEO’s performance against pre-established financial, operational, strategic and individual goals for the prior fiscal year. Our CEO is responsible for sharing with the Board and the Committee the accomplishments with respect to the fiscal year just completed, as well as proposed goals for the upcoming fiscal year. The Committee reviews the CEO’s goals and overall performance, and reviews and discusses its observations with the Board. Our CEO does not play a role in this process, other than discussing the performance of the Company and the status of the CEO's goals for the fiscal year.

The compensation of our CEO, Keri Jones, is discussed below under "Employment and Severance Agreements with Named Executive Officers" and "Compensation Tables".

Other NEOs. The Committee consults with the CEO concerning the performance of the Company’s other executive officers, including each of the other NEOs. The Committee approves the compensation of such officers, taking into account the recommendations of the CEO. Our CEO and the officer in charge of our Human Resources Department assist the Committee in reaching compensation decisions regarding executives by providing the Committee with background materials and market data. Our NEOs do not play a role in determining their own compensation except that our CEO and certain of the NEOs make recommendations regarding performance goals, as applicable, under our AIP and LTIP programs for the Committee's review and consideration. The Committee reviews the recommendations and approves the AIP and LTIP programs in such form as it determines, in its sole discretion, to be in the best interests of our stockholders.

Compensation Recovery or “Clawback” Policy

The Christopher & Banks Corporation Recoupment Policy (the “Clawback Policy”) applies to “Incentive Compensation”, as defined in the Clawback Policy, paid or provided to current or former executive officers and to current or former officers of the Company with the title of Vice President or above (“Covered Executives”). Incentive Compensation includes cash and stock-based compensation that is granted, earned or vests based on the attainment of a financial metric.

In the event the Company is required to restate its financial statements due to the Company’s material noncompliance with the federal securities laws as a result of fraud or misconduct, the Company will, unless impracticable, require reimbursement or forfeiture from a Covered Executive of any excess Incentive Compensation for the three fiscal years immediately preceding the date on which the Company is required to prepare such an accounting restatement.

Prohibition on Derivatives Trading and Hedging and Pledging of Our Securities

Our Stock Trading Policy prohibits all directors and officers, including the NEOs, from trading in any puts, calls, covered calls or other derivative products involving any Company securities. Additionally, our policy prohibits these individuals from engaging in any hedging transactions with respect to any Company securities, which includes the purchase of certain instruments (including “cashless collars”, forward sales contracts, equity swaps or any other similar instruments) designed to hedge, monetize or offset any decrease in the market value of such securities. The policy also prohibits our officers and directors from pledging, or using as collateral, Company securities in order to secure personal loans or obligations, which includes holding shares of Company stock in a margin account.

Stock Ownership Guidelines

We believe that our executive officers should have a meaningful equity stake in the Company to ensure that their interests are aligned with those of our stockholders. To that end, our Board has adopted stock ownership guidelines that define stock ownership expectations for our executive officers. Under these guidelines, executive officers are expected to own shares of our Common Stock at certain levels within five years of becoming an executive officer.

By the fifth year of service as an executive officer, these guidelines call for:

•	the CEO to hold shares of our Common Stock equal in value to at least one times her or his annual salary;

•	each Executive Vice President to hold shares of our Common Stock equal in value to at least .75 times her or his annual salary;

•	each Senior Vice President to hold shares of our Common Stock equal in value to at least .5 times her or his annual salary; and

•	each Vice President to hold shares of our Common Stock equal in value to at least .25 times her or his annual salary.

The Committee intends to continue its practice of periodically reviewing the stock ownership guidelines in conjunction with future equity incentive programs and its overall compensation strategy. The Committee also intends to review the stock ownership guidelines later in fiscal year 2020 given the significant impact of the COVID-19 pandemic.

The Board has also established stock ownership guidelines for non-employee directors, which are discussed on page 5 of this proxy statement.

Employment and Severance Agreements with Named Executive Officers

As described below, we have entered into an employment agreement with Ms. Jones, and we have severance (but not employment) agreements with our other NEOs.

Employment Agreement with Keri Jones

In connection with Ms. Jones' election as President and Chief Executive Officer, the Company entered into an employment agreement with her as of February 1, 2018 (the “Agreement”) and Ms. Jones commenced employment with the Company on March 12, 2018. The principal terms of the Agreement are:

•	Term. The Agreement has a three-year term, commencing on the Start Date, with automatic one-year extensions thereafter, unless either party exercises a right to terminate the Agreement.

•	Base Salary. Ms. Jones' initial annual base salary is $700,000. Her salary will be reviewed annually and any adjustments approved by the Board.

•
Annual Bonus Opportunity. Ms. Jones became eligible for an annual bonus under the Company's Annual Incentive Program, beginning with the fiscal year ending February 2, 2019 (“Fiscal 2018”). The target annual potential bonus opportunity will be equal to 100% of her then-current base salary for the applicable fiscal year based on the amount of salary paid to her in that fiscal year. In connection with her participation in the Fiscal 2019 Annual Incentive Program, Ms. Jones received a performance-based non-qualified stock option at an exercise price of $0.36 for 291,667 options at Budget performance, as discussed on pages 15-16. Also in connection with her participation in the FY19 AIP, Ms. Jones was eligible for a cash incentive for performance under the FY19 AIP at or above the Budget performance level.

•
Long-Term Equity Incentive Program (“LTIP”) Opportunity. Ms. Jones became eligible to participate in the Company's LTIP beginning in Fiscal 2018 and she received an LTIP equity award for Fiscal 2018 of a non-qualified stock option for 548,544 shares at an exercise price of $1.03 which was based on the closing price of the Company's stock on the NSYE on the date of grant. Ms. Jones did not receive an equity award under the FY19 LTIP program.

•
Benefits and Perquisites. Ms. Jones is eligible to participate in all existing benefit plans generally available to the Company's senior executives. Ms. Jones agreed to relocate her primary residence to the Minneapolis, Minnesota area within six months of her Start Date (the “Relocation”) and has done so. In connection with the Relocation, Ms. Jones was eligible for up to $150,000 of Relocation costs in the aggregate, plus any eligible tax gross up adjustments in connection with her Relocation costs. In Fiscal 2018, she was paid $88,642 in Relocation costs, inclusive of the tax gross up.

•
Inducement Awards and Bonuses. To induce Ms. Jones to join the Company, as well as in lieu of potentially foregone compensation, the Company granted to Ms. Jones certain inducement and bonus awards, summarized below:

(1) a cash signing bonus of $300,000, payable on the Start Date;

(2) an employment inducement award, consisting of a non-qualified stock option to purchase 500,000 shares of the Company's Common Stock at an exercise price of $1.03 which option has a ten-year term and vests approximately 1/36th each month so long as Ms. Jones remains employed with the Company; and

(3) an employment inducement award, consisting of a grant of 250,000 shares of time-based restricted stock of the Company's Common Stock, which will vest approximately 1/36th each month so long as Ms. Jones remains employed with the Company.

•
Employment Termination Absent a Change in Control. In the event that Ms. Jones' employment with the Company is terminated without Cause or she voluntarily resigns for Good Reason, in each case, in the absence of a Change in Control of the Company, Ms. Jones will be entitled to receive a severance payment equal to: (i) one times her annual base salary, (ii) payment of any annual incentive bonus otherwise payable (but for the cessation of Ms. Jones' employment) with respect to a performance period that ended prior to the last day of Ms. Jones' employment, and (iii) payment of a pro-rata annual incentive bonus for the performance period in which the termination occurs, determined and paid in the same manner and at the same time as Ms. Jones' annual incentive bonus would otherwise have been determined and paid for the applicable performance period, but for the cessation of Ms. Jones' employment. Ms. Jones will also be entitled to receive payments equivalent to her cost of COBRA insurance premiums for a period not to exceed 18 months after her employment termination, if she is eligible for and timely elects COBRA.

•
Employment Termination in Connection with a Change in Control. In the event of Ms. Jones' termination by the Company without Cause or her voluntary resignation for Good Reason six months prior to or within 12 months after a Change in Control of the Company, Ms. Jones shall be entitled to receive cash severance in an amount equal to two times the sum of her annual base salary and one-times her then on-target bonus and, if applicable, payment of any annual incentive bonus otherwise payable (but for the cessation of Ms. Jones' employment) with respect to a performance period ended prior to her termination of employment. She will also be entitled to receive payments equivalent to her cost of COBRA insurance premiums for a period not to exceed 18 months after her employment termination, if she is eligible for and timely elects COBRA.

•
Severance Commitment and Offset of Severance. The Company has agreed to continue the severance commitment to Ms. Jones, described above, after the termination of the Agreement, for so long as Ms. Jones remains employed by the Company. The severance payment is conditioned upon Ms. Jones entering into and not rescinding, a release of claims and compliance with certain restrictive covenants for the benefit of the Company. In the event of a termination of Ms. Jones' employment, not in connection with a Change in Control, the cash severance obligations due under the Agreement shall be reduced by any cash compensation received by Ms. Jones from other employment during the period of time severance is being paid.

•
Restrictive Covenants. In consideration for the payments and benefits provided under the Agreement, Ms. Jones has agreed to certain restrictive covenants to protect the Company, including restrictions on post-termination disclosure of confidential information, competitive activity and solicitation of the Company's employees. Ms. Jones also agreed and acknowledged that she is subject to the Company's performance award Clawback Policy as it relates to her performance-based awards.

Severance Agreements with Other NEOs

We also have severance agreements with each of the other NEOs. These agreements provide for severance benefits in the event the NEO's employment is terminated by the Company without "Cause" (as defined in the applicable agreement) or in connection with a "Change-in-Control" (as defined in the applicable agreement). The type and amount of payments vary for the NEOs and also by the nature of the termination, and require a "double trigger" in connection with a change-in-control.

The Company provides these involuntary termination severance benefits to protect the NEO from events outside his or her control and to offer compensation packages similar to those provided in the retail market for comparable executive talent. In addition, the Company provides these benefits to protect the Company against disruption in the event of a change-in-control as these severance benefits allow the NEOs to assess takeover bids objectively without regard to the potential impact on her or his job security. The Committee believes that these severance agreements serve as an important retention element of the compensation package provided to the NEOs but does not consider severance benefits to be a significant factor in determining annual total compensation. The potential severance benefits payable to our NEOs are described in “Potential Payments upon Termination or a Change-in-Control” on pages 29-30 of this proxy statement.

Compensation Committee Report

The Committee has reviewed and discussed the “Compensation Discussion and Analysis” section set forth above with our management. Based on this review and discussion with management, the Committee recommended to our Board that the “Compensation Discussion and Analysis” be included in this proxy statement and in our Report on Form 10-K for the period ended February 1, 2020.

Members of the Compensation Committee

Kent Kleeberger, Chair
Jonathan Duskin
Allison Wing

Compensation Risk Analysis

The Committee, with the input of management, continues to actively engage in reviewing and modifying aspects of the Company’s executive compensation program in light of the current business environment and the Company’s recent and projected financial performance. As part of that analysis, the Committee has considered and discussed potential risks that could arise from the Company’s compensation policies and practices and the extent to which any of those risks could be reasonably likely to have a material adverse effect on the Company. Based on that review and analysis, the Committee believes that the Company’s compensation program reflects an appropriate mix of compensation elements that balances current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with executives’ roles. The following items illustrate this point:

•	all members of the Committee are independent within the meaning of the OTCQX regulations;

•
the Committee approves goals and objectives in our incentive programs that the Committee believes are reasonable and can be achieved by our executive officers without taking undue risks for the Company;

•	equity and cash incentives typically provide for a defined range of payout opportunities and the potential award value is capped, which mitigates undue risk;

•	the Committee reviews and determines annually the design of our incentive and equity award programs, including any applicable performance goals under such programs;

•	the Committee periodically receives advice from an independent compensation consultant;

•
the Company’s Stock Trading Policy requires our executives to pre-clear trades in our stock and only trade during pre-established windows; it also prohibits our executives from hedging the Company’s stock, pledging the Company’s stock or engaging in transactions involving derivative products related to the Company’s stock;

•	certain incentive-based compensation is subject to the Company’s Clawback Policy;

•
equity incentive awards are typically granted annually with multi-year vesting, so executives typically have equity awards that are unvested and which could decrease in or have no value if our business is not managed for the long-term; and

•	we provide periodic training on our Code of Conduct to educate our employees as to appropriate behaviors and the consequences of taking inappropriate actions.

Based on the above combination of items, the Committee, with the input of management, believes that (i) our executives are encouraged to manage the Company prudently; and (ii) our incentive programs are designed in a manner to encourage our senior business leaders not to take risks that are inconsistent with the Company’s best interests or that are reasonably likely to have a material adverse effect on the Company.

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Compensation Tables

Summary Compensation Table

The following table shows the cash and non-cash compensation for Fiscal 2019 and the previous two fiscal years that was awarded to or earned by individuals who served as our CEO or Chief Financial Officer during Fiscal 2019, to each of our three other most highly compensated executive officers who were serving as executive officers at the end of Fiscal 2019 and to one former executive officer who was not an executive officer at the end of Fiscal 2019 (collectively the “NEOs”).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)		All Other Compensation ($)(4)	Total ($)
Keri Jones	2019	700,000	—	—	50,283	(6)	—	750,283
President and Chief Executive Officer (5)	2018	619,231	300,000	257,500	658,059	(7)	88,642	1,923,432

Richard Bundy	2019	350,000	—	—	28,087	(6)	—	378,087
Senior Vice President, Chief Financial Officer (9)	2018	195,192	50,000	74,999	63,376	(7)	140,000	523,567

Monica Dahl	2019	94,058	—	—	—	(6)	380,542	474,600
Former Senior Vice President, Chief Marketing Officer,	2018	365,000	—	—	36,409	(7)	—	401,409
Omni-Channel and Public Relations (10)	2017	365,000	—	—	112,733	(8)	6,750	484,483

Andrea Kellick	2019	380,000	—	—	29,164	(6)	—	409,164
Senior Vice President, Chief Merchandising Officer (11)	2018	204,615	75,000	99,999	81,345	(7)	—	460,959

Luke Komarek	2019	323,000	—	—	24,531	(6)	—	347,531
Former Senior Vice President,	2018	323,000	—	—	32,219	(7)	—	355,219
General Counsel and Corporate Secretary (12)	2017	323,000	—	—	96,290	(8)	5,901	425,191

Carmen Wamre	2019	300,000	—	—	26,291	(6)	—	326,291
Senior Vice President,
Chief Stores Officer (13)

(1)
The Company paid a $300,000 signing bonus to Ms. Jones in Fiscal 2018 per the terms of her Employment Agreement. In connection with the offers of employment to Mr. Bundy and Ms. Kellick, signing bonuses were paid for Fiscal 2018 in the amounts of $50,000 and $75,000 respectively.

(2)
The amounts shown in this column represent the grant date fair values of performance-based restricted stock unit awards at Target performance and/or time-based restricted stock awards made in Fiscal 2019, Fiscal 2018 and Fiscal 2017, calculated in accordance with ASC 718 and based on the closing share price of our Common Stock on the date of grant. Additional information related to the calculation of the grant date fair value is set forth in Note 6 of the “Notes to the Consolidated Financial Statements” included in our 10-K Report.

(3)
The amounts shown in this column represent the grant date fair values of non-qualified stock option awards. In accordance with ASC 718, the grant date fair values for these awards have been determined using the Black-Scholes method and are based on the assumptions presented in Note 6 of the “Notes to the Consolidated Financial Statements” included in our 10-K Report.

(4)	All other compensation for Fiscal 2019 consisted of the following:

Name	Accrued Vacation Payout	Severance Payments (A)	Total
Keri Jones	—	—	—
Richard Bundy	—	—	—
Monica Dahl	$12,108	$368,434	$380,542
Andrea Kellick	—	—	—
Luke Komarek	—	—	—
Carmen Wamre	—	—	—

(A)
Represents the total amount of severance to be paid to Ms. Dahl per the terms of her severance agreement with the Company and includes $18,434 in health and dental premiums per the terms of her severance agreement.

(5)	Ms. Jones became a director and President and Chief Executive Officer of the Company on March 12, 2018.

(6)
The amounts include the grant date fair values at Target, the maximum performance level for performance based non-qualified stock options as follows: Ms. Jones, $50,253; Mr. Bundy, $12,571; Ms. Kellick, $13,648; Mr. Komarek, $11,601; and Ms. Wamre, $10,775.

(7)
The amounts include the grant date fair values at Target, the maximum performance level for performance based non-qualified stock options as follows: Ms. Jones, $30,506 and granted on March 12, 2018; Mr. Bundy, $19,566 and granted on July 9, 2018; Ms. Dahl, $36,409 and granted on March 9, 2018; Ms. Kellick, $23,106 and granted on July 16, 2018; and Mr. Komarek, $32,219 and granted on March 9, 2018.

(8)
The amounts include the grant date fair values at Target, the maximum performance level, for performance-based non-qualified stock options granted on March 16, 2017 as follows: Ms. Dahl $45,467 and Mr. Komarek $40,235.

(9)	Mr. Bundy became Senior Vice President, Chief Financial Officer of the Company on July 9, 2018

(10)(11)	Ms. Dahl's employment with the Company ended April 30, 2019.

(12)	Ms. Kellick became Senior Vice President, Chief Merchandising Officer on July 16, 2018.

(13)	Mr. Komarek retired as of March 27, 2020 and resigned as officer on March 16, 2020.

(14)	Ms. Wamre became Senior Vice President, Chief Stores Officer on December 10, 2018.

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Grants of Plan-Based Awards for Fiscal 2019

The following table provides information regarding the grants of plan-based awards made to the NEOs during Fiscal 2019.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards (2)						All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Award s ($)(3)
		Threshold ($)	Budget ($)	Target ($)	Maximum ($)	Threshold (#)		Budget (#)		Target (#)	Maximum (#)
Keri	3/14/2019	—	175,000	525,000	875,000	116,667	(4)	291,667	(4)	N/A	N/A	—	—		0.36	105,000
Jones

Richard	3/14/2019					29,167	(4)	72,917	(4)	N/A	N/A	—	—		0.3600	26,250
Bundy	3/14/2019	—	43,750	131,250	218,750								90,000	(5)	0.3600	32,400

Monica	3/14/2019	—	45,625	136,875	228,125	—	(4)	—	(4)	N/A	N/A	—	—		0.3600	—
Dahl

Andrea	3/14/2019					31,667	(4)	79,167	(4)	N/A	N/A	—	90,000	(5)	0.3600	28,500
Kellick	3/14/2019	—	47,500	145,200	237,500										0.3600	32,400

Luke	3/14/2019					26,917	(4)	67,292	(4)	N/A	N/A	—	75,000	(6)	0.3600	34,225
Komarek	3/14/2019	—	40,375	121,125	201,875										0.3600	27,000

Carmen	3/14/2019					25,000	(4)	62,500	(4)	N/A	N/A	—	90,000	(5)	0.3600	22,500
Wamre	3/14/2019	—	37,500	112,500	187,500										0.3600	32,400

(1)
The amounts in these columns show the potential payout, if any, for each NEO under the FY19 AIP (calculated as a percent of the NEO's salary for the applicable bonus period) if the Threshold, Budget, Target or Maximum goals, as applicable, are met. These potential payouts are performance-driven and at risk and there was no incentive payout under the FY19 AIP. See pages 15-16 in this proxy statement for a description of the performance metrics and the method of calculating potential payouts under the FY19 AIP.

(2)	The awards in this column were made pursuant to the 2018 Stock Incentive Plan.

(3)
The dollar values of stock options disclosed in this column are equal to the grant date fair values computed in accordance with ASC 718. A discussion of the assumptions used in calculating the grant date fair values is set forth in Note 6 of the “Notes to the Consolidated Financial Statements” included in the 10-K Report. The value listed for the awards under the "Estimated Future Payouts Under Equity Incentive Plan" are based on Budget.

(4)	All of these options were forfeited as the Company did not achieve the Threshold performance targets (entry point) with respect to the Fiscal 2019 AIP performance metrics.

(5)	Options vest as to one-third of the shares on March 14, 2020; March 14, 2021, and March 14, 2022; assuming the individual remains employed on such dates.

(6)
50,000 of Mr. Komarek’s options vested in conjunction with his retirement and are subject to forfeiture one year after his March 27, 2020 retirement date. Unvested options were forfeited upon his retirement.

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Outstanding Equity Awards at the End of Fiscal 2019

The following table sets forth certain information concerning equity awards held by each NEO as of the last day of Fiscal 2019.

	Option Awards								Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)(1)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Options That Have Not Vested $ (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Options That Have Not Vested (2)	Number of Shares of Stock or Units That Have Not Vested (#)		Market Value of Shares of Stock or Units That Have Not Vested ($)(3)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)(4)
Keri	182,848	365,696	(5)	1.03	3/12/2028	—		—	—		—	—	—
Jones	305,558	149,442	(6)	1.03	3/12/2028	—		—	—		—	—	—
	—	—		0.36	3/14/2024	291,667	(7)	50,283	—		—	—	—
	—	—		—	N/A	—		—	97,216	(8)	45,692	—	—

Richard	25,253	50,504	(9)	0.99	7/9/2028	—		—	—		—	—	—
Bundy	—	90,000	(10)	0.36	3/14/2029	—		—	—		—	—	—
	—	—		0.36	3/14/2024	72,917	(7)	12,571	—		—	—	—
	—	—		—	N/A	—		—	50,504	(11)	23,737	—	—

Monica	—	—		—		—		—	—		—	—	—
Dahl

Andrea	30,864	61,728	(12)	1.08	7/16/2028	—		—	—		—	—	—
Kellick	—	90,000	(10)	0.36	3/14/2029
	—	—		0.36	3/14/2024	79,167	(7)	13,648	—		—	—	—
	—	—		—	N/A	—		—	61,728	(13)	29,012	—	—

Luke	21,200	—		10.80	4/19/2020	—		—	—		—	—	—
Komarek	26,236	—		6.28	4/18/2021	—		—	—		—	—	—
	35,749	—		1.91	3/29/2022	—		—	—		—	—	—
	9,039	—		6.25	3/15/2023	—		—	—		—	—	—
	86,019	—		2.12	9/1/2026	—		—	—		—	—	—
	50,000	25,000	(14)	1.28	3/16/2027	—		—	—		—	—	—
	—	75,000	(10)	0.36	3/14/2029
	—	—		0.36	3/14/2024	67,292	(7)	11,601	—		—	—	—

Carmen	33,334	66,666	(15)	0.38	12/10/2028	—		—	—		—	—	—
Wamre	—	90,000	(10)	0.36	3/14/2029	—		—	—		—	—	—
	—	—		0.36	3/14/2024	62,500	(7)	10,775

(1)	The option exercise prices in this column are equal to the respective closing price of one share of the Company’s Common Stock on the NYSE on the grant date.

(2)
The dollar value of stock options disclosed in this column are equal to the grant date fair values computed using the Black-Scholes method in accordance with ASC 718. A discussion of the assumptions used in calculating the grant date fair values is set forth in Note 6 of the "Notes to the Consolidated Financial Statements" included in the 10-K Report.

(3)
The amounts in this column represent the number of shares of restricted stock multiplied by the average bid and asked price of our Common Stock on the OTCQX Marketplace on January 31, 2020 ($0.47), the last business day of Fiscal 2019.

(4)
Dividends, if declared, are not paid on performance-based restricted stock unit awards until the performance-based restrictions lapse, and then only with respect to the shares as to which the restrictions have lapsed. Similarly, dividends are not paid on time-based restricted awards until the restrictions relapse.

(5)	One-half of the options will vest on March 12, 2020 and March 12, 2021; assuming Ms. Jones remains employed on such dates.

(6)
13,889 options vest on the 12th of each month other than 13,888 options vesting on the 12th of December 2020 and on the 12th of January, February and March 2021, at which point the option shall be fully vested; assuming Ms. Jones remains employed on such dates.

(7)
The performance-based stock options awarded under the FY19 AIP were to have vested based on whether the Company’s financial performance had met or exceeded Threshold goals, with half vesting on the first anniversary of the date of grant and the other half vesting on the second anniversary. All the performance-based stock options awarded under the FY19 AIP were forfeited following the end of Fiscal 2019 as the Company did not meet Threshold goals.

(8)
6,944 shares of restricted stock shall vest on the 12th of each month through March 12, 2021 at which point the restricted stock award shall have vested in full; assuming Ms. Jones remains employed on such dates.

(9)	One-half of the options will vest on July 9, 2020 and July 9, 2021; assuming the individual remains employed on such dates.

(10)	One-third of the options will vest on each of March 14, 2020; March 14, 2021 and March 14, 2022; assuming the individual remains employed on such dates.

(11)	One-half of the restricted stock will vest on July 9, 2020 and July 9, 2021; assuming Mr. Bundy remains employed on such dates.

(12)	One-half of the options will vest on July 16, 2020 and July 16, 2021; assuming Ms. Kellick remains employed on such dates.

(13)	One-half of the restricted stock will vest on July 16, 2020 and July 16, 2021; assuming Ms. Kellick remains employed on such dates.

(14)	The option will vest on March 16, 2020; assuming Mr. Komarek remains employed on such date.

(15)	One-half of the options will vest on December 10, 2020 and December 10, 2021; assuming Ms. Wamre remains employed on such dates.

(16)	One-half of the restricted stock will vest on December 10, 2020 and December 10, 2021; assuming Ms. Wamre remains employed on such dates.

Option Exercises and Stock Vested for Fiscal 2019

The following table sets forth certain information concerning any stock options exercised and restricted stock awards that vested during Fiscal 2019 with respect to the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Keri Jones	—	—	83,336	22,652
Richard Bundy	—	—	25,253	2,671
Monica Dahl	—	—	0	0
Andrea Kellick	—	—	30,864	3,318
Luke Komarek	—	—	3,930	323
Carmen Wamre	—	—	33,334	11,984

(1)
The value realized upon vesting of the stock awards is based on the closing price of our Common Stock on the NYSE or the average of the closing bid and ask price of our Common Stock on the OTCQX Marketplace on the date the award vested, multiplied by the number of shares vesting on such date.

Equity Compensation Plan Information

The following table provides information regarding our Common Stock that may be issued under our equity compensation plans as of February 1, 2020.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (2) (c)

Equity compensation plans approved by security holders	4,150,153	$1.02	2,283,778
Equity compensation plans not approved by security holders (3)	1,172,216	$0.89	—
Total	5,322,369	$1.31	2,283,778

(1)	Includes the following equity compensation plans of the Company and the number of shares issuable upon exercise of outstanding options or the vesting of restricted stock granted under each plan:

2013 Directors Plan	250,000
2018 Stock Incentive Plan	3,900,153
Total	4,150,153

(2)	Includes the following equity compensation plans of the Company and the number of shares remaining available for issuance under each plan:

2013 Directors Plan	336,794
2018 Stock Incentive Plan	1,946,984
Total	2,283,778

The types of awards permitted under these two plans are stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards.

(3)
Amount represents an employee inducement award grant of 500,000 non-qualified stock options and 250,000 shares of restricted stock to Keri Jones in connection with her joining the Company as President and CEO on March 12, 2018.

Potential Payments upon Termination or a Change-in-Control

Employment and Severance Agreements with the Named Executive Officers

Employment Agreement with Keri Jones. As more fully described on pages 20-21, we entered into an Employment Agreement with Ms. Jones, effective as of February 1, 2018. That agreement provides that in the event of Ms. Jones' termination by the Company, other than due to "Cause", her voluntary resignation for "Good Reason", in each case in the absence of a “Change-in Control” of the Company, the Company shall pay Ms. Jones a severance payment equal to (i) one times her annual base salary, payable over time in accordance with the Company's regular payroll schedule; (ii) payment of any incentive bonus otherwise payable (but for the cessation of Ms. Jones' employment) with respect to a performance period that ended prior to the last day of Ms. Jones' employment; and (iii) a pro-rata annual incentive bonus based on performance through her date of termination. Ms. Jones will also be entitled to receive payments equivalent to her cost of COBRA medical and dental insurance premiums for a period not to exceed 18 months after her employment termination provided she is eligible for and timely elects COBRA coverage. The severance payment is conditioned upon Ms. Jones’ entering into, and not rescinding a release of claims against the Company. Ms. Jones will not receive any tax gross-up payment in connection with this severance payment.

In the event of Ms. Jones’ termination by the Company without “cause” or her voluntary resignation for “Good Reason” six months prior to or within twelve months after a “change-in-control” of the Company, Ms. Jones would be entitled to receive cash severance in a lump sum equal to two times the sum of her annual base salary plus one-times her “On-Target” bonus. Ms. Jones will also be entitled to receive payments equivalent to her cost of COBRA insurance premiums for a period not to exceed 18 months after her employment termination if she is eligible for and timely elects COBRA. Ms. Jones will not receive any tax gross-up payment in connection with this severance payment.

Severance Agreements with the Other NEOs. As described on page 21, the Company has entered into severance agreements with each of the NEOs. The severance agreements provide that the NEO is and remains an at-will employee and thus may be terminated at any time with or without “Cause”, as such term is defined in the severance agreements. If the NEO is terminated without “Cause”, not in connection with a “Change-in-Control” as such terms are defined in the severance agreements, and executes a general release of claims in favor of the Company, the Company will be obligated to pay the NEO a severance payment, in the aggregate, which equals twelve months of the NEO's current salary or, if greater, twelve months of the NEO's highest annual salary at any time during the twelve months preceding the date of termination, payable over time in accordance with the Company's regular payroll schedule. In addition, the severance agreements provide that we will pay the Company portion of COBRA medical and dental premiums for a twelve-month period, if the NEO is a participant in such plans at the time of termination.

In the event of a termination by the Company or the NEO’s voluntary resignation for “Good Reason” within 180 days prior to or within twelve months after a “Change-in-Control” (as such terms are defined in the severance agreement) each of the currently employed NEOs would be entitled to the following: the lump sum of (A) twelve months of her or his salary; (B) 1.0 times her or his then current on-target bonus; and (C) the value of twelve months of COBRA medical and dental premiums if participating in the Company's medical and dental plans.

The severance agreements also provide for a “cutback” such that any severance payment shall be reduced below the amount that would trigger an excise tax liability. The Company is not obligated to pay an “Excise Tax” under Section 4999 of the Code, and there are no tax “Gross-Up” provisions in the severance agreements. In addition, the severance agreements of Mr. Bundy, Ms. Kellick and Ms. Wamre provide for a reduction in severance on a dollar for dollar basis against any other compensation received during the severance period due to other employment or self-employment.

Additionally, the severance agreements contain a provision prohibiting the NEO, during the period of her or his employment and for 12 months after termination from (i) engaging in certain competitive activities; (ii) soliciting any employees either to leave his or her employment with the Company or its affiliates or to establish a relationship with a “Competitor”; or (iii) soliciting, engaging or inducing a vendor or supplier of the Company to establish a relationship with a “Competitor”.

Unless otherwise indicated, all capitalized terms have the meanings assigned to them in the applicable agreement.

Potential Payments as a Result of Termination or a Change-in-Control

The following table provides information regarding potential payments to be made to the NEOs in the event of a termination of employment as a result of (i) death; (ii) disability; (iii) an involuntary termination; (iv) a change-in-control; and (v) certain terminations following a change-in-control. For purposes of quantifying any payments or benefits, amounts are calculated only for individuals who were serving as an NEO on February 1, 2020, which is our fiscal year-end.

Ms. Jones is not entitled to any payments upon voluntary termination except with “Good Reason”, and then she would receive payments consistent with those described for an involuntary termination pursuant to an agreement, or in connection with or following a “Change-in-Control.” The other NEOs are not entitled to any payments upon voluntary termination except with “Good Reason” in connection with or following a “Change-in-Control”.

Estimated Payments on Termination or Change-in-Control Payments

		Event
Name	Type of Payment	Payments Upon Death or Disability ($)	Payments Upon Change-in- Control ($)	Payments Upon Involuntary Termination Pursuant to Agreement ($)	Payments Upon Involuntary Termination After a Change-in- Control Occurs ($)
Keri Jones	Cash Severance	—	—	700,000	2,100,000
	COBRA Premiums	—	—	—	—
	Acceleration of Restricted Stock (1)	103,275	103,275	—	—
	Acceleration of Stock Options (2)	—	—	—	—
	Total	103,275	103,275	700,000	2,100,000

Richard Bundy	Cash Severance	—	—	350,000	525,000
	COBRA Premiums	—	—	19,667.48	19,667.48
	Acceleration of Restricted Stock (1)	43,333	43,333	—	—
	Acceleration of Stock Options (2)	—	—	—	—
	Total	43,333	43,333	369,667.48	544,667.48

Andrea Kellick	Cash Severance	—	—	380,000	570,000
	COBRA Premiums	—	—	1,909.12	1,909.12
	Acceleration of Restricted Stock (1)	52,963	52,963	—	—
	Acceleration of Stock Options (2)	—	—	—	—
	Total	52,963	52,963	381,909.12	571,909.12

Luke Komarek	Cash Severance	—	—	323,000	484,500
	COBRA Premiums	—	—	—	—
	Acceleration of Restricted Stock (1)	2,248	2,248	—	—
	Acceleration of Stock Options (2)	—	—	—	—
	Total	2,248	2,248	323,000	484,500

Carmen Wamre	Cash Severance	—	—	—	—
	COBRA Premiums	—	—	—	—
	Acceleration of Restricted Stock (1)	—	—	—	—
	Acceleration of Stock Options (2)	—	—	—	—
	Total	—	—	—	—

(1)
Restricted stock is listed at its dollar value as of January 31, 2020, the last business day of Fiscal 2019, based on the average of the closing bid and ask price of our Common Stock on the OTCQX on that date. All of the restricted stock vests following a change-in-control, upon the NEO’s death or if the NEO becomes disabled. Performance-based restricted stock units vest at target upon a Change-in-Control.

(2)
Since the exercise price for all stock options was less than the average of the closing bid and ask price of our Common Stock on the OTCQX as of January 31, 2020, there is no intrinsic value recorded for their acceleration as of that date.

CEO Pay Ratio Disclosure

As required by the Dodd Frank Wall Street Reform and Consumer Protection Act we are providing the following information about the ratio of median annual total compensation of our employees (other than our CEO) and the annual total compensation of Ms. Keri Jones, our President and Chief Executive Officer. For Fiscal 2019, our most recent fiscal year:

•The median of the annual total compensation of all employees of our Company (other than the CEO) was $7,658; and

•The annual total compensation of Ms. Jones our CEO as reported in the Summary Compensation Table on page 24 of this Proxy Statement was $750,783.

Based on this information, we reasonably estimate that for Fiscal 2019 the ratio of our CEO’s annual total compensation to that of the annual total compensation of our median employee, a part-time Associate, was 98 to 1. This pay ratio was calculated in a manner consistent with Item 402(u) of Regulation S-K.

Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their specific employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company.

To determine the pay ratio, we took the following steps:

We determined that as of February 1, 2020 (our fiscal year end) our employee population consisted of approximately 3,740 individuals (excluding Ms. Jones), all located in the United States. This employee population consists of our full-time, part-time, temporary and seasonal employees.

To identify the “median employee” we utilized W-2 compensation (taxable wages and other compensation as reported in Box 1 of the W-2 Form) for the 12-month period ended December 31, 2019 and annualized the compensation of all newly hired permanent employees during the calendar year. We selected W-2 compensation because it is readily available in our existing payroll systems, it is consistently calculated for each employee and because it is a reasonable proxy for annual total compensation for purposes of determining the median employee.

Using this measure, we identified a “median employee” who is a permanent part-time non-exempt employee who was employed the entire year.

Once we identified our median employee, we calculated that employee’s annual total compensation for Fiscal 2019 in accordance with the requirement of Item 402(c)(2)(x) of Regulation S-K. The median employee’s annual total compensation includes wages and store incentive payments.

With respect to our CEO, we used the amount reported as total compensation in the Summary Compensation Table in this Proxy Statement. Any adjustments, estimates and assumptions used to calculate our CEO’s annual total compensation are described in the footnotes to the Summary Compensation Table.

ITEM 2 — ADVISORY APPROVAL OF THE COMPANY’S
NAMED EXECUTIVE OFFICER COMPENSATION

As required by the executive compensation disclosure rules of the SEC, we are offering our stockholders the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in the “Compensation Discussion and Analysis” and the “Compensation Tables” sections of this proxy statement beginning on pages 12 and 24, respectively.

We are asking our stockholders to indicate their support FOR the compensation of our NEOs as described in this proxy statement. We believe that our executive compensation program is well-structured to support the Company’s business objectives. We also believe that our compensation programs and policies reflect an overall pay-for-performance philosophy that is closely aligned with the interests of our stockholders. The Compensation Committee of the Board has overseen the development of a balanced compensation program designed to achieve pay-for-performance and alignment with stockholder interests, as described more fully in the “Compensation Discussion and Analysis” section of this proxy statement beginning on page 12.

At our 2019 Annual Meeting of Stockholders, our stockholders approved our Fiscal 2018 compensation awarded to our NEOs, as described in last year’s proxy statement, with approximately 80.6% of the votes cast in favor of the proposal.

The Company believes that our executive compensation program is worthy of your support for the following reasons:

•
Our compensation program serves the best interests of the Company and its stockholders; employees including our executive officers recently agreed to a temporary 20 percent salary reduction (50 percent for the CEO) in order to support the business during the COVID-19 pandemic;

•	Our compensation program for executive officers delivers a considerable portion of at-risk, pay-for-performance compensation;

•	We encourage long-term stock ownership by executive officers through our stock ownership guidelines and equity awards, which typically vest over three years;

•
We do not have any employment or severance agreements with executive officers that provide for cash severance payments automatically in connection with a change-in-control (i.e., no “single-trigger” cash provisions);

•	Our executive officers do not earn any additional retirement income under any supplemental executive retirement plan or other employer-funded pension;

•
We offer limited perquisites to our executive officers and do not provide travel for spouses or significant others, security services or systems, supplemental life or long-term care insurance, reimbursement or payment of country club dues or memberships, or Company-funded financial planning services;

•	We do not pay the tax liability (i.e., gross-ups) associated with the payment or reimbursement of any severance we provide; and

•	The Committee periodically engages and receives advice from an independent compensation consultant.

We believe that the information we have provided above and within the “Compensation Discussion and Analysis” and “Compensation Tables” sections of this proxy statement demonstrates that our executive compensation program is designed appropriately and is working to ensure management’s interests continue to be aligned with our stockholders’ interests. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the 2020 Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s NEOs, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, Compensation Tables and other related narrative disclosures.”

Because your vote on executive compensation is advisory, it is not binding on the Company, our Compensation Committee or our Board. However, we value the views of our stockholders and will continue to take into account the result of the vote when considering future executive compensation arrangements. We currently conduct annual advisory votes on executive compensation and we expect to conduct our next advisory vote at our 2021 Annual Meeting of Stockholders.

Vote Required

The affirmative vote of a majority of the votes cast by the stockholders at the Annual Meeting in person or by proxy, and entitled to vote, is required for the approval of the compensation of our NEOs as described in this proxy statement.

Board Recommendation

The Board recommends you vote FOR adoption of the resolution approving the compensation of our Named Executive Officers as described in this proxy statement. Proxies will be voted FOR adoption of the resolution unless otherwise specified.

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibilities with respect to the accounting and financial reporting processes of the Company, including its internal control over financial reporting. The Audit Committee of the Company’s Board of Directors is currently composed of the following independent directors: Seth Johnson (Chair), Jonathan Duskin and William Sharpe, III. The Board of Directors has reviewed the status of each of the members of its Audit Committee and has confirmed that each meets the independence requirements of the OTCQX and the SEC, and that each qualifies as an “audit committee financial expert”, as defined by the SEC.

Management is responsible for the Company’s internal controls and financial reporting process. Christopher & Banks’ independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue reports thereon. The Audit Committee’s responsibility is to hire, monitor and oversee the independent registered public accounting firm.

During Fiscal 2019, the Audit Committee met and held discussions with management and with Deloitte & Touche LLP ("Deloitte"), the Company’s independent registered public accounting firm for the fiscal year ended February 1, 2020. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and Deloitte. In addition, the Audit Committee reviewed and discussed with management and Deloitte, management’s annual report on internal control over financial reporting. This annual report did not include an attestation report of our independent registered public accounting firm regarding internal control over financial reporting. Management's report was not subject to attestation by our registered public accounting firm because as a non-accelerated filer the Company is not subject to Section 404(b) of the Sarbanes-Oxley Act of 2002. The Audit Committee discussed with the independent accountants matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit of the Company’s financial statements. In addition, the Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their audit and the overall quality of the Company’s financial reporting.

The Audit Committee reviewed and discussed with Deloitte its independence from the Company and management. As part of that review, the Audit Committee received from Deloitte the written disclosures and the letter required by applicable rules of the PCAOB regarding the independent registered accounting firm's communications with audit committees concerning independence. The Audit Committee also considered whether the provision of any non-audit services was compatible with maintaining the independence of Deloitte as the Company’s independent registered public accounting firm. The Audit Committee has concluded Deloitte is independent from the Company and management.

Based upon the Audit Committee’s discussions with management and Deloitte, and the Audit Committee’s review of the representations of management and the report of Deloitte to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Report on Form 10-K for the fiscal year ended February 1, 2020 as filed with the SEC.

Members of the Audit Committee

Seth Johnson, Chair
Jonathan Duskin
William Sharpe, III

Independent Registered Public Accounting Firm Fees

The following table presents the fees for services provided by Deloitte for Fiscal 2019 and 2018.

	Fiscal 2019	Fiscal 2018
Audit Fees	$529,400	$528,750
Audit-Related Fees	—	52,500
Tax Fees	—	—
Total	$529,400	$581,250

Audit Fees consist of professional services rendered for the audit of (a) our annual consolidated financial statements; (b) statutory and regulatory audits, consents and other services related to SEC matters; and (c) the review of interim consolidated financial statements for each quarter.

Audit-Related Fees consist primarily of professional services rendered in connection with regulatory filing reviews of the Company’s equity incentive plans and the implementation of new accounting standards during Fiscal 2018.

Tax Fees consist of professional fees in connection with tax research, tax advice and tax planning.

Auditor Services Pre-Approval Policy

The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for us by our independent registered public accounting firm prior to the firm’s engagement for such services. The Audit Committee has established pre-approved categories of non-audit services that may be performed by our independent registered public accounting firm during the fiscal year. All fees paid to Deloitte for services in Fiscal 2019 and Fiscal 2018 were approved by the Audit Committee or Audit Committee Chair prior to the services being rendered.

ITEM 3 — RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2020

The Audit Committee of our Board has selected Deloitte to serve as our independent registered public accounting firm for the fiscal year ending January 30, 2021.

Effective March 17, 2017, the Audit Committee appointed Deloitte as our independent registered public accounting firm for Fiscal 2017.

While it is not required to do so, our Board is submitting the selection of Deloitte for ratification in order to ascertain the views of our stockholders with respect to the choice of audit firm. If the selection is not ratified, the Audit Committee will reconsider its selection. The Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.

Representatives of Deloitte are expected to be present at the Annual Meeting, to be available to answer stockholder questions and to have the opportunity to make a statement if they desire to do so.

Vote Required

The affirmative vote of a majority of the votes cast by the stockholders at the Annual Meeting in person or by proxy, and entitled to vote, is required for the approval of the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2021.

Board Recommendation

The Board recommends that you vote FOR ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2021. Proxies will be voted FOR ratification of this selection unless otherwise specified.

ITEM 4 — AUTHORIZATION OF THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT ANY TIME PRIOR TO OUR 2021 ANNUAL MEETING AT A RATIO OF 1-FOR-5 TO 1-FOR-10, SUCH RATIO TO BE DETERMINED BY THE BOARD OF DIRECTORS

Prior Reverse Stock Split Proposal
At the annual meeting of our stockholders in 2019, stockholders approved a proposal to authorize the Board, in its discretion, to amend our Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to (i) effect a reverse stock split of our issued and outstanding Common Stock at a ratio within a range from 1-for-3 to 1-for-8, such ratio to be determined by the Board, and (ii) reduce the number of authorized shares of Common Stock by a corresponding ratio at any time prior to the annual meeting of our stockholders in 2020 (the "Prior Reverse Stock Split Proposal"). As of the mailing date of this proxy statement, the Company has not effected the Prior Reverse Stock Split Proposal, because the Company would not meet minimum market value and per share price requirements for a Nasdaq listing, given prevailing market conditions. If these conditions change, the Board may still determine to effect the Prior Reverse Stock Split Proposal prior to the annual meeting of our stockholders in 2020, in which case, the Company will withdraw the proposal set forth below. The current proposal extends the Board's discretion to effect a reverse stock split and authorized share reduction until the annual meeting of stockholders in 2021 and establishes the ratio of the potential reverse stock split within a range from 1-for-5 to 1-for-10.
General
On April 20, 2020, our Board of Directors unanimously adopted resolutions approving, declaring advisable and recommending to the stockholders for their approval a proposal to authorize the Board, in its discretion, to amend our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to (i) effect a reverse stock split of our issued and outstanding Common Stock at a ratio within a range from 1-for-5 to 1-for-10, such ratio to be determined by the Board (the “Reverse Stock Split”), and (ii) reduce the number of authorized shares of Common Stock by a corresponding ratio (the “Authorized Shares Reduction,” and together with the Reverse Stock Split, the “Reverse Stock Split Amendments”).

Approval of this proposal by our stockholders will grant the Board the authority, without further action by the stockholders, to carry out such action any time prior to the annual meeting of our stockholders in 2021, with the exact Reverse Stock Split ratio and timing to be determined at the discretion of the Board. The Board may determine in its discretion not to effect the Reverse Stock Split and not to file the Reverse Stock Split Amendments. If stockholders approve this proposal and we effect the Reverse Stock Split, then between 5 to 10 shares of our stock issued and outstanding or held in treasury would be combined and reclassified into one share of Common Stock.

The Authorized Shares Reduction, if and when effected, will depend on the Reverse Stock Split ratio that is ultimately determined by the Board. The table below illustrates a range of the possible Reverse Stock Split ratios, together with (i) the implied number of authorized shares of Common Stock resulting from the Authorized Shares Reduction, based on 74,000,000 shares of Common Stock currently authorized under our Certificate of Incorporation, and (ii) the implied number of issued and outstanding shares of Common Stock resulting from the Reverse Stock Split, based on 38,372,857 shares of our Common Stock issued and outstanding as of April 20, 2020.

Possible Reverse Stock Split Ratios	Implied Number of Authorized Shares of Common Stock Following the Reverse Stock Split	Implied Approximate Number of Issued and Outstanding Shares of Common Stock Following the Reverse Stock Split*
1 for 5	14,800,000	7,674,571
1 for 10	7,400,000	3,837,285

* Excludes the effect of fractional share treatment.

If we effect the Reverse Stock Split, then, except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of then-outstanding Common Stock immediately following the Reverse Stock Split that such stockholder held immediately prior to the Reverse Stock Split. The par value of our Common Stock would remain unchanged at $0.01 per share.

If the Reverse Stock Split Amendments are approved by our stockholders and the Board elects to effect the Reverse Stock Split, a certificate of amendment to the Certificate of Incorporation, substantially in the form of the Certificate of Amendment attached as Appendix A to this Proxy Statement, that sets forth the Reverse Stock Split Amendments and the Reverse Stock Split ratio, to be determined by the Board in its discretion, will be filed with the Secretary of State of the State of Delaware with immediate effect.

Reasons for the Reverse Stock Split and Other Considerations

The Board is proposing the Reverse Stock Split in order to reduce the number of issued and outstanding shares and to increase the per share trading value of our Common Stock. The Board believes that the Reverse Stock Split is desirable and should be approved by stockholders for a number of reasons, including, without limitation, the following:

Facilitating a Listing on a National Exchange

•
Our Common Stock was previously publicly traded and listed on the NYSE under the symbol "CBK." However, the NYSE suspended trading of our Common Stock after the market close on April 17, 2019, and our common stock was subsequently delisted, because we had not maintained an average global market capitalization over a consecutive 30 trading day period of at least $15 million. Our Common Stock is now publicly traded on the OTCQX, an over-the-counter market, under the symbol "CBKC," and we intend to relist our Common Stock on a national exchange in the future upon meeting the applicable listing standards of that exchange.

•
A sufficiently large increase in the share price of our Common Stock, such as one that could result from the Reverse Stock Split, would put the Company in a better position to list our Common Stock on another national exchange such as the Nasdaq Stock Market LLC ("Nasdaq") or the NYSE American (also known as NYSE MKT and formerly known as the American Stock Exchange), subject to our satisfaction of the applicable listing standards. We believe that maintaining a listing on a national exchange is in the best interests of our stockholders. A listing on a national exchange may enhance our ability to raise additional funds and the ability of our investors to trade in our Common Stock may increase the overall trading volume of our Common Stock, and may decrease its price volatility. To be eligible for listing on Nasdaq, we are required to meet Nasdaq's initial listing standards, which include, among other things, that our shares must meet a minimum closing price of $3.00 or a minimum bid price of $4.00 per share at time of listing, depending upon which Nasdaq market the Company's listing is on, and in many cases we must have a market value of publicly-held shares of at least $15 million. To be eligible for listing on the NYSE American, we are required to meet its initial listing standards, which include, among other things, that in many cases our shares must meet a minimum bid price of $3.00 and a market value of publicly-held shares of at least $15 million.

Other Reasons for the Reverse Stock Split

In addition to putting us in a better position to being listed on a national exchange, other potential benefits to the Reverse Stock Split include that:

•	The Reverse Stock Split would reduce the number of our outstanding shares to a level more appropriate for a company with our market capitalization;

•	The Reverse Stock Split could decrease price volatility, as small price movements now cause relatively large percentage changes in our stock price;

•
If we are successful in maintaining a higher stock price, we believe it will improve the perception of our Common Stock as an investment security and will generate greater interest in our Company among professional investors and institutions;

•
The Reverse Stock Split may help to increase analyst and broker interest in our stock as their policies can either prohibit or discourage them from following or recommending companies with lower stock prices or companies with delisted stocks. Because of the trading volatility often associated with lower-priced stocks and delisted stocks, many brokerage houses and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks or recommending them to their customers. Some of those policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to brokers. Additionally, because brokers' commissions on transactions in lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher; and

•
The Reverse Stock Split could reduce stockholder transaction costs because investors would pay lower commissions to trade a fixed dollar amount of our stock if our stock price were higher than they would if our stock price were lower.

Certain Risks Associated with the Reverse Stock Split

You should recognize that if the Reverse Stock Split is effected, you will own fewer shares than you currently own. While the Reverse Stock Split should result in an increase in the per share price of our Common Stock, it may not increase the per share price in proportion to the reduction in the number of shares of our Common Stock outstanding or result in a permanent increase in the per share price, which depends on many factors, including our performance and future prospects.
Furthermore, even if the Reverse Stock Split were to increase the price per share of our Common Stock, we may not be able to satisfy other listing standards of a national exchange, which we must comply with in order to be listed on such an exchange. For example, the Reverse Stock Split will have no direct impact on the aggregate market value of our publicly-held shares, which as of the date of this Proxy Statement, falls below the $15 million minimum necessary, in many cases, to qualify for a listing on Nasdaq or the NYSE American.

You should also keep in mind that the implementation of the Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder's proportional ownership in our Company.  However, should the overall value of our Common Stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of our Common Stock held by you will also proportionately decrease as a result of the overall decline in value.

Furthermore, the liquidity of our Common Stock may be negatively impacted by a Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split.

In addition, if a Reverse Stock Split were implemented, it would increase the number of our stockholders who own “odd lots” of fewer than 100 shares of Common Stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity of our Common Stock described above.

The Board considered all of the foregoing factors, and determined that the Reverse Stock Split Amendments are in the best interests of the Company and its stockholders.

Board Discretion to Implement the Reverse Stock Split

The Board believes that stockholder approval of a range of Reverse Stock Split ratios (rather than a single Reverse Stock Split ratio) is in the best interests of our stockholders because it provides the Board with the flexibility to achieve the desired results of the Reverse Stock Split and because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. If stockholders approve this proposal, the Board would carry out the Reverse Stock Split only upon the Board's determination that the Reverse Stock Split would be in the best interests of the stockholders at that time. The Board would then set the ratio for the Reverse Stock Split within the range approved by stockholders and in an amount it determines is advisable and in the best interests of the stockholders, considering relevant market conditions at the time the Reverse Stock Split is to be implemented. In determining the Reverse Stock Split ratio, following receipt of stockholder approval, the Board may consider numerous factors, including:

•	the listing criteria of national exchanges;

•	the historical and projected trading price and trading volume of our Common Stock;

•	general economic and other related conditions prevailing in our industry and in the marketplace;

•	the projected impact of the Reverse Stock Split ratio on trading liquidity in our Common Stock;

•	the then-prevailing trading price for our Common Stock and the trading volume level thereof; and

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs.

The Board intends to select a Reverse Stock Split ratio that it believes would be most likely to achieve the anticipated benefits of the Reverse Stock Split described above. The Reverse Stock Split is not intended as, and will not have the effect of, constituting a "going private transaction" covered by Rule 13e-3 under the Exchange Act. Following the Reverse Stock Split, we will continue to be subject to the periodic reporting requirements of the Exchange Act.

Principal Effects of the Reverse Stock Split

Effect on Existing Common Stock
If the Reverse Stock Split is approved and effected, the number of shares of Common Stock issued and outstanding will be reduced from 38,372,857 shares (as of April 20, 2020) to between approximately 3,837,285 shares and 7,674,571 shares, depending on which Reverse Stock Split ratio is ultimately effected. Except for the change resulting from the adjustment for fractional shares (described below), the change in the number of shares of Common Stock outstanding that will result from the Reverse Stock Split will not affect any stockholder’s percentage ownership in the Company. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Stock Split.

Effect on Preferred Stock
Currently we are authorized to issue up to a total of 1,000,000 shares of preferred stock, none of which is outstanding. The Reverse Stock Split will not impact the authorized number of shares of preferred stock.

Effect on Authorized but Unissued Shares
The number of authorized but unissued shares of Common Stock will be reduced by a corresponding ratio in the same manner as the issued and outstanding shares of Common Stock. As a result, the Reverse Stock Split, in and of itself, would have no direct impact on our ability to use authorized but unissued shares to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, or our ability to use such shares for future issuance in dilutive equity financing transactions.

Effect on Equity Compensation Plans
The proposed Reverse Stock Split will reduce the number of shares of Common Stock available for issuance under our equity compensation plans in proportion to the Reverse Stock Split ratio selected by the Board.

Under the terms of our equity compensation plans and awards, the proposed Reverse Stock Split will cause a reduction in the number of shares of Common Stock issuable upon exercise or vesting of outstanding awards in proportion to the ratio of the Reverse Stock Split, and will cause a proportionate increase in any exercise price of such awards. Fractional shares resulting from the Reverse Stock Split, as it is applied to awards, will be rounded down, in accordance with the terms of the plans and awards.

The Board has also authorized any changes to our equity plans that are necessary, desirable, or appropriate to give effect to the Reverse Stock Split, including any applicable technical or conforming changes.

Accounting Matters

The par value per share of our Common Stock will remain unchanged at $0.01 per share after the Reverse Stock Split. As a result of the Reverse Stock Split, at the effective time, the stated capital on the Company’s balance sheet attributable to our Common Stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our Common Stock issued and outstanding, will be reduced in proportion to the Reverse Stock Split ratio. Correspondingly, the Company’s additional paid-in capital account, which consists of the difference between the Company’s stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of Common Stock, will be credited with the amount by which the stated capital is reduced. The Company’s stockholders’ equity, in the aggregate, will remain unchanged. In addition, the earnings or loss per share of our Common Stock, for all periods disclosed in future SEC reports, will be restated to reflect the fewer number of outstanding shares of Common Stock.

Effective Date

If this proposal is approved and we effect the Reverse Stock Split, we will file the proposed Certificate of Amendment with the Secretary of State of the State of Delaware. The Reverse Stock Split will become effective when filed with the Secretary of State of the State of Delaware. No further action on the part of stockholders would be required to either effect or abandon the Reverse Stock Split. If the Board does not implement the Reverse Stock Split prior to the annual meeting of our stockholders in 2021, the authority granted in this proposal to implement the Reverse Stock Split will terminate. The Board reserves its right to elect not to proceed and to abandon the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of our stockholders.

Mechanics of the Reverse Stock Split

Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-split shares will, until surrendered and exchanged as described below, for all corporate purposes, be deemed to represent, respectively, only the number of post-split shares.

Exchange of Stock Certificates
Shortly after the Reverse Stock Split becomes effective, stockholders will be notified and offered the opportunity at their own expense and in accordance with the procedures to be set forth in a letter of transmittal to be sent by our stock transfer agent, to surrender their current certificates to our stock transfer agent in exchange for a statement of holding. When you submit your certificate representing the pre-split shares of Common Stock, your post-split shares, if any, will be held electronically in a direct registration book entry account. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-split shares, if any, you own. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-split ownership interest. In connection with the Reverse Stock Split, the CUSIP number for our Common Stock will change from its current CUSIP number. This new CUSIP number will appear on any new stock certificates issued representing post-split shares.

Stockholders should not destroy any share certificate(s) and should not submit any share certificate(s) until following the announcement by the Company of the completion of the Reverse Stock Split.

“Book-entry” Holders of Common Stock
Holders of Common Stock may hold some or all of their Common Stock electronically in book-entry form (“street name”) under the direct registration system. These stockholders will not have stock certificates evidencing their ownership. They will, however, be provided with a statement of holding reflecting the number of shares of Common Stock registered in their accounts. If you hold common stock in book-entry form, you do not need to take any action to receive your post-split shares, if applicable.

Fractional Shares

No fractional shares will be issued. In lieu of any fractional shares, any holder of less than one share of Common Stock shall be entitled to receive cash (without interest and subject to applicable withholding taxes) for such holder’s fractional share based upon the closing price of our Common Stock on a national exchange or the average of the closing "bid" and "ask" prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service on the trading day immediately prior to the effective time of the Reverse Stock Split (as adjusted to give effect to the Reverse Stock Split). The cash payment is subject to applicable U.S. federal and state income tax and state abandoned property laws. After the Reverse Stock Split, a stockholder will have no further interest in the Company with respect to its fractional share interest, and persons otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect thereto, except the right to receive a cash payment as described above.

Dissenters' or Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to any dissenters' or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

Interests of Directors and Executive Officers

Our directors and executive officers do not have substantial interests, directly or indirectly, in the matters set forth in this proposal, except to the extent of their ownership of shares of our Common Stock or any other of our securities.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following describes the anticipated material U.S. federal income tax consequences of the Reverse Stock Split to “U.S. holders” (as defined herein) of our Common Stock. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and Treasury Regulations, each as in effect as of the date hereof. All of the foregoing are subject to change at any time, possibly with retroactive effect, and all are subject to differing interpretations. No advance ruling has been or will be sought or obtained from the United States Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split. As a result, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth herein. This summary does not address the Medicare tax on net investment income or the effects of any state, local or foreign tax laws.

This summary also does not address all of the U.S. federal income tax consequences that may be relevant to any particular holder of our Common Stock, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, partnerships (or other entities classified as partnerships for U.S. federal income tax purposes) and investors therein, U.S. holders whose functional currency is not the U.S. dollar, U.S. expatriates, persons subject to the alternative minimum tax, persons who acquired our Common Stock through the exercise of employee stock options or otherwise as compensation, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for U.S. federal income tax purposes, (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment), or (iv) persons who own more than 5% of our Common Stock. This summary also does not address any tax consequences to holders who are not U.S. holders.

Each holder of our Common Stock should consult his, her or its own tax advisors regarding the U.S. federal, state, local, and foreign income and other tax consequences of the Reverse Stock Split.

U.S. Holders
For purposes of this discussion, a “U.S. holder” is a beneficial owner of our Common Stock that is for U.S. federal income tax purposes:

•	a United States citizen or resident alien;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state therein or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (1) it is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) the trust was in existence on August 20, 1996 and has a valid election in effect to be treated as a United States person for United States federal income tax purposes.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of the partner will generally depend on the status of the partner and the activities of the partnership. Any entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds shares of our Common Stock, and any owners of such an entity or arrangement, should consult their own tax advisors regarding the tax consequences of the Reverse Stock Split in light of their specific circumstances.

If a U.S. holder exchanges more than one “block” of shares of our Common Stock (that is, groups of shares that the U.S. holder acquired at different times or at different prices), the U.S. holder must calculate the basis and holding period separately as to each block. Any such U.S. holder should consult with his, her or its own tax advisors regarding the manner in which shares of our Common Stock received in the Reverse Stock Split should be allocated among different blocks of shares of our Common Stock.

The Reverse Stock Split should be treated as a recapitalization pursuant to Code Section 368(a)(1)(E) for U.S. federal income tax purposes. Accordingly, except as described herein with respect to a cash payment in lieu of fractional shares of our Common Stock, no gain or loss should be recognized upon the Reverse Stock Split. The aggregate tax basis in the Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the Common Stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

A U.S. holder who receives a cash payment in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split generally should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of our Common Stock surrendered that is allocated to the fractional share of our Common Stock. The capital gain or loss should be a long-term capital gain or loss if the U.S. holder’s holding period for our Common Stock surrendered exceeded one year at the effective time. The deductibility of net capital losses by individuals and corporations is subject to limitations. Depending on a U.S. holder’s individual facts and circumstances, it is possible that cash received in lieu of a fractional share could be treated as a distribution under Code Section 301, so U.S. holders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event.

Information Reporting and Backup Withholding
Information returns generally will be required to be filed with the IRS with respect to the cash payment in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split, unless a U.S. holder is an exempt recipient. In addition, U.S. holders may be subject to a backup withholding tax on the payment of this cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Vote Required

The affirmative vote of the holders of a majority of the shares of our issued and outstanding Common Stock is required to authorize the Board, in its discretion, to amend our Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction.

Board Recommendation

The Board recommends a vote “FOR” authorizing the Board, in its discretion, to amend the Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Shares Reduction.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving proxy materials?

You are receiving proxy materials from us because on April 20, 2020, which is the record date for the Annual Meeting, you owned shares of our Common Stock. This proxy statement describes the matters that will be presented for a vote by the stockholders at the Annual Meeting.

When you submit a proxy, you appoint the designated proxy holder as your representative at the Annual Meeting. The proxy holder will vote your shares as you have instructed whether or not you attend the Annual Meeting. Even if you plan to attend, you should vote your shares in advance of the Annual Meeting in case your plans change.

How can I attend the Annual Meeting?

You will be able to attend the Annual Meeting online by visiting: www.virtualshareholdermeeting.com/CBKC2020 and following the instructions provided in your proxy materials or Notice of Availability. To participate in the Annual Meeting, you will need the 16-digit control number included in your proxy materials or Notice of Availability. If you do not have this control number at the time of the meeting, you will still be able to attend as a guest, but you will not be able to vote or ask questions.

Why is the Company holding a virtual Annual Meeting?

We decided to hold a virtual meeting this year because of the public health and business risks associated with gathering our management, directors and stockholders for an in-person meeting during the COVID-19 pandemic. We made this determination based on our current understanding of the situation, which will continue to evolve, and with consideration for guidance from the Centers for Disease Control and Prevention to cancel mass gatherings. In addition to protecting the health of our management, directors and stockholders for this year, hosting a virtual meeting generally provides ease of access, real-time communication and cost savings for our stockholders and the Company and facilitates stockholder attendance and participation from any location.

How will the Annual Meeting be conducted?

The Annual Meeting will be conducted online, in a fashion similar to an in-person meeting. You will be able to attend the meeting online, vote your shares electronically, and submit your questions during the meeting.

The meeting will begin promptly at 9:00 a.m., Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Central Time, and you should allow ample time for the check-in procedures.

How can I ask questions during the Annual Meeting?

You may submit typewritten questions in real time during the Annual Meeting. We are committed to acknowledging each appropriate question we receive, with a limit of two questions per stockholder. A stockholder will be permitted to present their second question only once we have allowed each stockholder to ask a question. We will allot approximately 10 minutes for questions during the Annual Meeting. Submitted questions should follow our Rules of Conduct, which will be posted at www.virtualshareholdermeeting.com/CBKC2020 during the Annual Meeting.

What can I do if I need technical assistance before or during the Annual Meeting?

If you have any technical difficulties or any questions regarding the virtual meeting format, we are ready to assist you. Please call 800-586-1548 (US) or 303-562-9288 (International).

If I can’t attend the Annual Meeting, how do I vote or listen to it later?

You do not need to attend the Annual Meeting to vote if you submitted your vote via proxy in advance of the meeting. A replay of the meeting, including the questions answered during the meeting, will be available at www.virtualshareholdermeeting.com/CBKC2020.

What proposals will be voted on at the Annual Meeting?

There are four proposals to be voted on at the Annual Meeting:

1.	Election of six directors as nominated by the Board to each serve a one-year term;

2.	Approval, on an advisory basis, of the compensation of our named executive officers (the “Say-on-Pay Proposal”);

3.	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2021;

4.	Authorization of the Board, in its discretion, to amend the Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Shares Reduction (the “Reverse Stock Split Proposal”); and

5.	Any other business that may properly come before the meeting.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote:

•	FOR the election of each of the six nominees to the Board;

•	FOR the approval, on an advisory basis, of the Say-on-Pay Proposal;

•	FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2021; and

•	FOR authorizing the Board, in its discretion, to amend the Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Shares Reduction.

Will any other business be considered at the meeting?

Our Board does not intend to present any other matters for a vote at the Annual Meeting. Our by-laws provide that a stockholder may present a proposal at the Annual Meeting that is not included in this proxy statement only if proper written notice was received by us. No stockholder has given the timely notice required by our by-laws in order to present a proposal at the Annual Meeting. If any other business properly comes before the meeting, however, the persons named as proxies for stockholders will vote on those matters in their discretion.

Who may attend and vote at the Annual Meeting?

All stockholders who owned shares of Common Stock at the close of business on April 20, 2020 (the “Record Date”), or their duly appointed proxies, may attend the Annual Meeting or any adjournments or postponements thereof. Holders of our Common Stock at the close of business on the Record Date are entitled to vote at our Annual Meeting. As of the Record Date, 38,372,857 shares of our Common Stock were outstanding and entitled to vote.

A list of stockholders entitled to vote at the meeting will be available ten days prior to the Annual Meeting between the hours of 8:00 a.m. and 5:00 p.m. CST Monday through Friday at our corporate headquarters in Plymouth, Minnesota. If, due to COVID-19, our corporate headquarters are closed during the ten days prior to the Annual Meeting, you may send a written request to the Corporate Secretary at our corporate headquarters, and we will arrange a way for you to inspect the list. The list of stockholders will also be available during the Annual Meeting at www.virtualshareholdermeeting.com/CBKC2020.

How many votes do I have?

For each matter, you have one vote for each share of our Common Stock that you owned on the Record Date.

How do I vote my shares?

Stockholders of Record. If you are a stockholder of record, you may vote in the following ways:

•
By Internet. You may submit your proxy by going to www.proxyvote.com and following the instructions on how to complete an electronic proxy card. You will need the control number included on your Notice of Availability or your proxy card in order to vote by Internet. Internet voting via www.proxyvote.com is available 24 hours a day until 11:59 p.m., Eastern Time, on June 15, 2020.

•
By Telephone. You may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the control number included on your Notice of Availability or on your proxy card in order to vote by telephone. Telephone voting is available 24 hours per day. To be valid, your vote by telephone must be received by 11:59 p.m., Eastern Time, on June 15, 2020.

•
By Mail. If you have received a printed copy of the proxy materials from us by mail, you may vote by completing, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the proxy card in the envelope provided to us. To be valid, your vote by mail must be received by us by 11:59 p.m., Eastern Time, on June 15, 2020.

•	At the Annual Meeting. You may vote your shares online at the Annual Meeting.

Beneficial Owners. If you are a beneficial owner, you may vote by submitting voting instructions to your broker or other nominee holding your shares. You should follow the instructions in the Notice of Availability or voting instructions provided by your broker or nominee in order to instruct your broker or nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of your broker or nominee. Shares held beneficially may be voted online at the Annual Meeting.

Your vote is important, and we encourage you to vote promptly.

What constitutes a quorum for holding the Annual Meeting?

In accordance with our by-laws, shares equal to a majority of the outstanding shares of our Common Stock entitled to vote as of the Record Date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the Annual Meeting if:

•	you are present and vote online at the Annual Meeting;

•	you have properly and timely submitted your vote as described above under “How do I vote my shares?”; or

•
you hold your shares in street name, as described below, and you do not provide voting instructions and your broker, bank, trust or other nominee uses its discretion to vote your shares on the ratification of the selection of our independent registered public accounting firm or the Reverse Stock Split Proposal.

If a quorum is not present or represented at the Annual Meeting, the stockholders and proxies entitled to vote will have the power to adjourn the Annual Meeting, without notice other than an announcement of adjournment at that time, until a quorum is present or represented.

What is the effect of giving a proxy?

It is your designation of another person to vote stock you own. That other person is called a proxy. Our Board is soliciting your proxy to be used at the Annual Meeting. When you submit a proxy, you appoint Keri Jones, our President, CEO and a director, and Richard Bundy, our Chief Financial Officer and Corporate Secretary, as your representatives at the Annual Meeting. One or all of these individuals, or a substitute if necessary, will vote your shares at the Annual Meeting as you have instructed them on the proxy card. If you timely sign and deliver your proxy card, but you do not provide voting instructions, your proxy representative will vote in favor of the six nominees for director and, subject to applicable rules and regulations, in favor of the other three proposals, and with respect to any other matter that may be properly presented at the Annual Meeting, in the discretion of the proxy representative. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you complete, sign and return your proxy card in advance of the Annual Meeting.

What is the difference between a “stockholder of record” and a “street name” holder?

If you have a stock certificate or hold shares in a book-entry form with our transfer agent Broadridge Financial Solutions, you are considered the “stockholder of record” with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares, while you are considered the beneficial owner of those shares. In that case, your shares are said to be held in “street name”. Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares, using the method described above under “How do I vote my shares?”.

Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report to our stockholders, primarily via the Internet. On or about May 5, 2020, we mailed to our stockholders the Notice of Availability that contains instructions on how to access our proxy materials on the Internet, how to vote at the Annual Meeting, and how to request printed copies of the proxy materials and Annual Report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet.

What does it mean if I receive more than one Notice of Availability or proxy card?

If you receive more than one Notice of Availability, proxy card or voting instruction form, it means that you hold shares in more than one account. To ensure that all of your shares are voted, you will need to be sure to vote once for each account.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy by Internet and do not specify how you want to vote your shares, we will vote your shares:

•	FOR the election of each of the six nominees to the Board;

•	FOR the approval, on an advisory basis, of the Say-on-Pay Proposal;

•	FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2021; and

•	FOR the authorization of the Board, in its discretion, to amend the Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Shares Reduction.

When voting by telephone, stockholders can choose to submit their vote on each proposal or to vote per the Board’s recommendation.

Note: If you are a street name holder and fail to instruct your broker, bank, trust or other nominee how you want to vote your shares on a particular matter, those shares are considered to be “uninstructed”. Brokers may exercise discretion to vote uninstructed shares with respect to the proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm or the Reverse Stock Split Proposal. They may not exercise discretion with respect to: (i) the proposal to elect directors; or (ii) the Say-on-Pay Proposal. If the broker, bank, trust or other nominee is not permitted to exercise discretion, the uninstructed shares will be referred to as “broker non-votes”. For more information regarding the effect of broker non-votes on the outcome of the vote, see below under “What vote is required to approve each proposal, and how are votes counted?”.

Your vote is very important. We urge you to vote, or to instruct your broker, bank, trust or other nominee how to vote, on all matters to be considered at the Annual Meeting.

Can I revoke my proxy and change my vote?

Yes, you may revoke your proxy and change your vote at any time before your proxy is voted at the Annual Meeting. You may revoke your proxy and change your vote by:

•	submitting a later-dated and properly executed proxy card to our Corporate Secretary at the Company’s address listed above, which must be received by us before the time of the Annual Meeting;

•	by delivering a written notice of revocation to our Corporate Secretary at the Company’s address listed above, which must be received by us before the time of the Annual Meeting; or

•	by attending the Annual Meeting and voting online. Your attendance at the Annual Meeting will not by itself revoke a proxy that you have previously submitted.

If you voted through the Internet or by telephone, you may vote again over the Internet or by telephone up until 11:59 p.m. Eastern Time on Monday, June 15, 2020.

What vote is required to approve each proposal, and how are votes counted?

You may vote “FOR”, “AGAINST” or “ABSTAIN” for each nominee for the Board and on each of the other proposals.
If you submit your proxy but abstain from voting on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum.

The table below summarizes the proposals that will be voted on, the vote required to approve each proposal, how votes are counted and how the Board recommends you vote:

Proposal	Vote Required	Board Recommendation	Broker Discretionary Voting Allowed	Impact of Abstention	Impact of Broker Non-Vote
Proposal 1-Election of six directors	Majority of votes cast (1)(2)	For	No	None	None
Proposal 2- Approval, on an advisory basis, of the Say-on-Pay Proposal	Majority of votes cast (1)	For	No	None	None
Proposal 3-Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2021	Majority of votes cast (1)	For	Yes	None	N/A
Proposal 4-Authorization of the Board of Directors, in its discretion, to amend the Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Shares Reduction	Majority of the outstanding shares entitled to vote	For	Yes	Against	N/A

(1)	A majority of the votes cast for this purpose, means that the number of shares voted “For” a director or a proposal exceeds the number of shares voted “Against” that director or Proposal.

(2)
If an incumbent director receives less than a majority of the votes cast; then as described on page 1, that director must tender his or her resignation to the Board, and the Board will determine whether to accept or reject such resignation. In a contested election (an election in which the number of nominees for director is greater than the number of directors to be elected), the vote standard will be a plurality of votes cast. A plurality means that the six director nominees who receive the highest number of votes cast will be elected.

Where can I find the voting results of the meeting?

We plan to announce preliminary voting results at the Annual Meeting. We also intend to publish the final voting results in a Current Report on Form 8-K to be filed within four business days of the Annual Meeting.

Who will count the votes?

Broadridge Financial Solutions will count the votes and act as the inspector of election.

Are members of the Board required to attend the Annual Meeting?

Directors are encouraged, but not required, to attend the Annual Meeting. All six of our current Board members attended the 2019 Annual Meeting.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the charges and expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners of shares held in street name. We will also reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals. Proxies may also be solicited by our employees, acting without any additional compensation.

SECURITY OWNERSHIP

Beneficial Ownership of Directors, Director Nominees and Executive Officers

The following table shows how many shares of our Common Stock were beneficially owned as of April 20, 2020 by each of our directors, director nominees and the NEOs and by all of our directors, director nominees and executive officers as a group. Except as otherwise provided, all of the stockholders listed in the table have sole voting and investment power with respect to the shares owned by them, and such shares are not subject to any pledge.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)		Percent of Common Stock Outstanding
Jonathan Duskin	5,039,213	(3)(4)	13.1%
Seth Johnson	222,736		*
Keri Jones	1,064,964		2.8%
Kent Kleeberger	205,303		*
William Sharpe, III	337,726		*
Allison Wing	50,000		*
Richard Bundy	100,506		*
Monica Dahl	46,044	(5)	*
Andrea Kellick	51,419		*
Luke Komarek	357,603	(6)	*
Carmen Wamre	86,467		*
Directors, Director Nominees and Executive Officers as a group (12 persons)	7,611,981		19.8%

*	Less than 1%

(1)
The amounts listed include 50,000 shares of restricted stock that are scheduled to vest within 60 days from April 20, 2020, for each of Mr. Duskin, Mr. Johnson, Mr. Kleeberger, Mr. Sharpe, and Ms. Wing; and in the case of Ms. Jones, 13,890 shares, and for all directors, director nominees and executive officers as a group 288,890 shares.

(2)
The amounts listed include the following number of shares of Common Stock for which the directors and executive officers have the right to acquire beneficial ownership within 60 days from April 20, 2020, through the exercise of stock options: Ms. Jones, 740,699; Mr. Bundy, 55,253, Ms. Kellick, 30,000, Mr. Komarek, 282,043; Ms. Wamre, 63,334; and all directors, director nominees and executive officers as a group, 1,196,329.

(3)
4,790,597 shares of common stock of the Company are directly held by Macellum Retail Opportunity Fund, LP (“Opportunity Fund”). Macellum Management, LP (“Macellum Management”) may be deemed to have voting and investment power over the shares of common stock of the Company directly held by Opportunity Fund as the investment manager for Opportunity Fund and Macellum Advisors GP, LLC (“Macellum GP”) may be deemed to have voting and investment power over the shares as the general partner of Opportunity Fund and Macellum Management. Jonathan Duskin is the sole member of Macellum GP and may be deemed to have voting and investment power over the shares of common stock of the Company directly held by Opportunity Fund by virtue of his relationship with Macellum GP. Macellum GP and Mr. Duskin may be deemed to have a pecuniary interest in the shares of common stock of the Company directly held by Opportunity Fund due to Macellum GP’s right to receive a performance-based allocation. Each of Macellum Management, Macellum GP and Mr. Duskin disclaims beneficial ownership of the shares of common stock of the Company directly held by Opportunity Fund except to the extent of their pecuniary interest therein.

(4)
68,313 shares of common stock of the Company are directly held by Macellum Capital Management, LLC ("Macellum Capital Management"). MCM Managers, LLC ("MCM Managers") may be deemed to have voting and investment power of the shares of common stock of the Company directly held by Macellum Capital Management as the managing member of Macellum Capital Management and MCM Management, LLC ("MCM Management") may be deemed to have voting and investment power over the shares as the managing member of MCM Managers. Mr. Duskin may be deemed to have voting and investment power over the shares of common stock of the Company directly held by Macellum Capital Management as the managing member of MCM Management. MCM Managers, MCM Management and Mr. Duskin may be deemed to have a pecuniary interest in the shares of common stock of the Company directly held by Macellum Capital Management due to MCM Managers’ right to receive a performance-based allocation. Each of MCM Managers, MCM Management and Mr. Duskin disclaims beneficial ownership of the shares of common stock directly held by Macellum Capital Management except to the extent of their pecuniary interest therein.

(5)	Ms. Dahl's employment with the Company ended April 30, 2019.

(6)	Mr. Komarek retired as of March 27, 2020 and resigned as an officer on March 16, 2020.

Beneficial Owners of More than Five Percent of Our Common Stock

Based on filings made under Section 13(d) and Section 13(g) of the Exchange Act, the persons known by us to be beneficial owners of more than 5% of our Common Stock were as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding

Macellum Retail Opportunity Fund, LP	5,093,213	(1)	13.1%
99 Hudson Street, 5th Floor
New York, NY 10013

Cleveland Capital, L.P.	2,368,000	(2)	6.1%
1250 Linda Street, Suite 304
Rocky River, OH 44116

(1)
This information is based on a Schedule 13D/A jointly filed with the SEC on July 9, 2018, by Macellum Retail Opportunity Fund, LP (“Opportunity Fund”), Macellum Capital Management, LLC (“Macellum Capital Management”), Macellum Advisors GP, LLC (“Macellum GP”), Macellum Management, LP (“Macellum Management”), MCM Managers, LLC (“MCM Managers”), MCM Management, LLC (“MCM Management”) and Jonathan Duskin, reporting information as of July 5, 2018, as updated by the Form 4 filed on July 1, 2019. Mr. Duskin is deemed to have sole voting power and sole dispositive power over 4,790,597 shares that are held by Opportunity Fund, its investment manager Macellum GP and their general partner Macellum Management. Mr. Duskin is deemed to have sole voting power and sole dispositive power over 68,313 shares that are held by Macellum Capital Management, its managing manager MCM Managers and MCM Management, the managing member of MCM Managers. Mr. Duskin is the sole member of Macellum GP and is the managing member of MCM Management. Mr. Duskin may be deemed to indirectly beneficially own the securities directly held by Opportunity Fund and Macellum Capital Management because Mr. Duskin may be deemed to have voting and investment power over such securities by virtue of his relationship with Macellum GP and MCM Management. In the Schedule 13D/A filing, each of Macellum Management, Macellum GP, MCM Managers, MCM Management and Mr. Duskin disclaims beneficial ownership of the Company's securities as to which the Schedule 13D/A relates.

(2)
This information is based on a Schedule 13G/A jointly filed by Wade Massad, Cleveland Capital, L.P. (“Cleveland Partnership”) and Cleveland Capital Management, L.L.C. (“Cleveland Capital”) reporting information as of December 31, 2019. Each of Cleveland Partnership and Cleveland Capital, an investment adviser, has shared voting power and shared dispositive power over 2,300,000 shares. Mr. Massad has shared voting power and shared dispositive power over 2,368,000 shares. The shares reported in the filing are held by Cleveland Partnership or Mr. Massad. Mr. Massad is the managing member of the General Partner of Cleveland Partnership and the managing member of Cleveland Capital.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors to file initial reports of ownership of our securities and reports of changes in ownership of our securities with the SEC. Based on our review of filed reports by our directors and executive officers pursuant to Section 16(a) of the Exchange Act and on written representations from our executive officers and directors, we believe that all of our directors and executive officers complied with their filing requirements in Fiscal 2019. Due to an administrative delay, two reports were not filed in a timely manner; one involving the reporting of the conversion of restricted stock units into restricted stock for William F. Sharpe, III on June 28, 2019 and one involving the reporting of use of stock that vested to satisfy tax withholding obligations for Luke Komarek on September 5, 2019.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Support Agreement

As discussed on pages 1-2 of this proxy statement, we have entered into a Support Agreement with Macellum and Jonathan Duskin, a director-nominee, and an affiliate of Macellum. In accordance with the Support Agreement, we have included in the slate of nominees recommended by the Board for election at the 2020 Annual Meeting, and are soliciting proxies in favor of, Jonathan Duskin and Seth Johnson, the individuals nominated by Macellum pursuant to the Support Agreement. The Support Agreement will terminate upon mutual agreement of the Company and Macellum or on the date and time that all Macellum Designees no longer serve on the Board. For more information, see “Item One – Election of Directors – Support Agreement.”

Corporate Policies

Our Code of Conduct provides that all employees and directors must avoid any activity that is or has the appearance of being hostile, adverse or competitive with us, or that interferes with the proper performance of their duties or responsibilities to us. Each director and executive officer is instructed to inform our Chief Compliance Officer when confronted with any situation that may be perceived as a conflict of interest, even if the person does not believe that the situation would violate our guidelines. Waivers of these conflict of interest rules with regard to a director or executive officer will require the prior approval of our Board or the Governance & Nominating Committee.

The Board also has adopted a Related Person Transaction Policy under which the Audit Committee is responsible for reviewing and approving or ratifying transactions involving the Company and related parties. Under the policy, a “related person” includes our directors, director nominees, executive officers, beneficial owners of more than 5% of our Common Stock and their respective immediate family members. The policy applies to transactions in which the Company is a participant and a related person (or any entity in which a related person is an executive officer or general partner or in which one or more related parties together have a 10% or more ownership interest) has a direct or indirect interest and the amount involved is reasonably anticipated to exceed $15,000 in a fiscal year or in the case of employment of a related person, the annual salary of the related person exceeds $50,000. Under the policy, the Audit Committee reviews and considers a written summary of the related person transaction, which addresses, among other criteria, (i) the material terms of the transaction, including the amount payable or anticipated to be paid to the related person; (ii) the business purpose of the transaction; (iii) the benefits to the Company and the related person of the transaction; and (iv) whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction was negotiated on an arm's-length basis and made under terms and conditions on the whole that are at least as favorable to the Company as would be available in a comparable transaction with or involving unaffiliated third parties. In determining whether the related person transaction should be approved, the Audit Committee also considers (i) whether the transaction would impair the judgment of a Board member or an executive officer to act in the best interests of the Company; and (ii) any other matters that the Audit Committee deems appropriate.

The SEC has specific disclosure requirements covering certain types of transactions that we may engage in with our directors, executive officers or other specified parties. Under the SEC rules, we are required to disclose if the Company or any of our subsidiaries was or is to be a participant in any transaction, or series of similar transactions, in which the amount involved exceeds $120,000, and in which any of our directors, director nominees, executive officers, beneficial owners of more than 5% of our Common Stock or any of their respective immediate family members had, or will have, a direct or indirect material interest.

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING

In order for a stockholder proposal to be considered for inclusion in our proxy statement for the 2021 Annual Meeting of Stockholders, the written proposal must be received at our principal executive offices on or before January 5, 2021. The proposal should be addressed to Corporate Secretary, Christopher & Banks Corporation, 2400 Xenium Lane North, Plymouth, Minnesota 55441. The proposal must comply with SEC regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

In accordance with our by-laws, in order to be properly brought before the 2021 Annual Meeting, a stockholder’s notice of the matter the stockholder wishes to present, including a director nomination, must be delivered to our principal executive offices in Plymouth, Minnesota, at the address identified in the preceding paragraph, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our by-laws (and not pursuant to Rule 14a-8 of the SEC) must be received no earlier than February 16, 2021, and no later than March 18, 2021.

ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K

Our 2019 Annual Report to Stockholders, including financial statements for the fiscal year ended February 1, 2020, accompanies this proxy statement. Our Annual Report to Stockholders is also available on our website at www.christopherandbanks.com. Stockholders may obtain a copy of our Annual Report on Form 10-K, which is on file with the SEC, without charge by viewing the report on our website at www.christopherandbanks.com or by writing to Christopher & Banks Corporation, Attention: Corporate Secretary, 2400 Xenium Lane North, Plymouth, Minnesota 55441. Copies of any exhibits to the Annual Report on Form 10-K are also available upon written request and payment of a fee covering our reasonable expenses in furnishing the exhibits.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement, annual report or Notice of Availability, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for stockholders and cost savings for companies. Currently, only brokers household our proxy statements, annual reports and notices, delivering a single proxy statement, annual report or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report or Notice of Availability, or if you are receiving multiple copies of these documents and wish to receive only one, please contact us in writing at Christopher & Banks Corporation, Attention: Corporate Secretary, 2400 Xenium Lane North, Plymouth, Minnesota 55441, or by telephone at (763) 551-5000. We will deliver promptly upon written or oral request a separate copy of our proxy statement, annual report and/or notice to a stockholder at a shared address to which a single copy of such documents was delivered. If you hold your shares in street name, contact your broker, bank or other nominee.

FORWARD LOOKING STATEMENTS

Certain statements in this proxy statement, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “may,” “should,” “will,” “would,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” of our Form 10-K Report. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the Annual Meeting. If any other business does properly come before the Annual Meeting, the persons named as proxies will vote as they deem in our best interests.

By Order of the Board

Keri L. Jones
President and Chief Executive Officer
May 5, 2020
Plymouth, Minnesota

APPENDIX A
CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
CHRISTOPHER & BANKS CORPORATION

I, Richard Bundy, certify that:

1.
The following resolution was duly adopted and approved by the Board of Directors of Christopher & Banks Corporation (the “Corporation”), on April 20, 2020, in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware:

RESOLVED, that Article FOURTH, of the Restated Certificate of Incorporation of the Corporation be amended and restated as follows:
“FOURTH. That the total number of shares of stock that the Corporation shall have authority to issue is _____ (_____) shares, of which (a) one million (1,000,000) shares shall be undesignated preferred stock having a par value of $.01 per share (the “Preferred Stock”), and (b) _____ (_____) shares shall be common stock with the par value of $.01 per share (the “Common Stock”). Notwithstanding the foregoing, the Corporation shall not issue nonvoting equity securities, whether in the form of Common Stock or other equity securities.
Upon the effectiveness of this Certificate of Amendment (the “Effective Time”), each _____ shares of the Corporation’s Common Stock issued and outstanding or held in treasury shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Common Stock, par value $.01 per share, of the Corporation (the “Reverse Stock Split”). No fractional shares will be issued. In lieu thereof, any holder of less than one share of Common Stock shall be entitled to receive cash for such holder’s fractional share based upon the closing price of the common stock on a national exchange or the average of the closing "bid" and "ask" prices quoted by the OTCQX , the National Quotation Bureau, or any comparable reporting service on the trading day immediately prior to the Effective Time (as adjusted to give effect to the Reverse Stock Split). The Corporation shall, through its transfer agent, provide a book-entry statement reflecting the number of shares of Common Stock to which the holder is entitled following the Reverse Stock Split. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (an “Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

2.
The foregoing amendment was duly adopted by the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware on June 16, 2020, at an Annual Meeting of the Stockholders of the Corporation, and such amendment has not been subsequently modified or rescinded.

Dated: ____, 2020

Richard Bundy
Senior Vice President, Chief Financial Officer and Corporate Secretary

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 16, 2020

CHRISTOPHER & BANKS CORPORATION

CHRISTOPHER & BANKS CORPORATION
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P O BOX 1342
BRENTWOOD, NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
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Meeting Information

Meeting Type: Annual Meeting
For holders as of: April 20, 2020
Date: June 16, 2020 **Time:** 9:00 AM CDT
Location: Meeting live via the Internet - please visit www.virtualshareholdermeeting.com/CBKC2020

BARCODE

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Broadridge Internal Use Only
Job #
Envelope #
Sequence #
of # Sequence

0000463658_1 R1.0.1.18

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement 2. Annual Report

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 02, 2020 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Internal Use Only

0000463658_2 R1.0.1.18

Voting items

Nominees

1a. Jonathan Duskin

1b. Seth R. Johnson

1c. Keri L. Jones

1d. Kent A. Kleeberger

1e. William F. Sharpe, III

1f. Allison M. Wing

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2. To approve, on the advisory basis, the compensation of our named executive officers.

NOTE: The proxies are authorized in their discretion to vote upon such other business as may properly come before the Annual Meeting, and any adjournment or postponement thereof, and they may name others to take their place. In the event of unforeseen circumstances such as the death or disability of a director nominee, the Board may substitute another person for that nominee. The proxies will vote these shares for that other person unless you instruct us otherwise.

BARCODE

→ 0000 0000 0000 0000

Broadridge Internal Use Only
xxxxxxxxxx
xxxxxxxxxx
Cusip
Job #
Envelope #
Sequence #
of # Sequence

0000463658_3 R1.0.1.18

Reserved for Broadridge Internal Control Information

NAME	
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

0000463658_4 R1.0.1.18

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

Broadridge Internal Use Only

Job #
Envelope #
Sequence #
of # Sequence

CHRISTOPHER & BANKS CORPORATION
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P O BOX 1342
BRENTWOOD, NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1 1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/15/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/CBKC2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/15/2020 Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

Nominees	For	Against	Abstain
1a. Jonathan Duskin	☐	☐	☐
1b. Seth R. Johnson	☐	☐	☐
1c. Keri L. Jones	☐	☐	☐
1d. Kent A. Kleeberger	☐	☐	☐
1e. William F. Sharpe, III	☐	☐	☐
1f. Allison M. Wing	☐	☐	☐

NOTE: The proxies are authorized in their discretion to vote upon such other business as may properly come before the Annual Meeting, and any adjournment or postponement thereof, and they may name others to take their place. In the event of unforeseen circumstances such as the death or disability of a director nominee, the Board may substitute another person for that nominee. The proxies will vote these shares for that other person unless you instruct us otherwise.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000463659_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

CHRISTOPHER & BANKS CORPORATION
Annual Meeting of Stockholders
June 16, 2020 9:00 AM CDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Keri L. Jones and Richard R. Bundy, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of CHRISTOPHER & BANKS CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM CDT on June 16, 2020 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the election of all director nominees and FOR proposals 2, 3 and 4.

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000463659_2 R1.0.1.18